NOTICE TO SHAREHOLDERS
1. ELECTION OF DIRECTORS
HOLDINGS OF COMPANY EQUITY SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP OF SECURITIES
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
PENSION PLAN TABLE
CUMULATIVE TOTAL SHAREHOLDER PERFORMANCE GRAPH
GOVERNANCE OF THE COMPANY
AUDIT REVIEW COMMITTEE REPORT
2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
3. PROPOSAL TO AMEND AND RESTATE THE RESTATED CERTIFICATE OF INCORPORATION.
4. APPROVAL OF 2001 STOCK OPTION PLAN
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D

SCHEDULE 14A

(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement Definitive Additional Materials
Soliciting Material under §240.14a-12

THE B.F.GOODRICH COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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               Not Applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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   (2) Form, Schedule or Registration Statement No.:

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Notice  of

2001
Annual  Meeting
of  Shareholders
and
Proxy  Statement

The BFGoodrich Company

Four Coliseum Centre

2730 West Tyvola Road
Charlotte, North Carolina 28217

NOTICE TO SHAREHOLDERS

   THE ANNUAL MEETING OF SHAREHOLDERS of The B.F.Goodrich Company, a New York corporation, will be held at the Renaissance Charlotte Suites Hotel, 2800 Coliseum Centre Drive, Charlotte, North Carolina on April 17, 2001, at 10:00 A.M. to:

1.	Elect nine Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2.	Consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Independent Auditors for the Company for the year 2001.

3.	Amend and restate the Restated Certificate of Incorporation to change the Company’s name to and to eliminate obsolete provisions thereof.

4.	Approve the Company’s 2001 Stock Option Plan.

5.	Transact such other business as may properly come before the meeting.

   Information with respect to the above matters is contained in the Proxy Statement attached to this Notice.

   The Board of Directors has fixed February 26, 2001 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only holders of record at the close of business on that date shall be entitled to notice of and to vote at the meeting or any adjournment thereof.

   A proxy for use at the meeting in the form accompanying this Notice is hereby solicited on behalf of the Board of Directors of the Company from holders of Common Stock. Shareholders may withdraw their proxies at the meeting should they be present and desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.

   It is important that every shareholder be represented at the meeting regardless of the number of shares owned. To minimize expense associated with collecting proxies, please execute and return your proxy promptly.

Dated March , 2001	By Order of the Board of Directors

Kenneth L. Wagner
Assistant Secretary

The BFGoodrich Company

PROXY STATEMENT

   The accompanying proxy is solicited on behalf of the Board of Directors of The B.F.Goodrich Company. Our Annual Meeting of Shareholders will be held at the Renaissance Charlotte Suites Hotel, 2800 Coliseum Centre Drive, Charlotte, North Carolina at 10:00 A.M. on April 17, 2001.

   All shareholders of record of Common Stock at the close of business on February 26, 2001 are entitled to notice of and to vote at the meeting. There were                 shares outstanding and entitled to vote on such date, and each share is entitled to one vote. There are no cumulative voting rights. All of the shares represented by proxies submitted by such shareholders, and not revoked by them, will be voted on all matters presented for a vote.

   Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 5:00 p.m. E.S.T. on April 16, 2001.

   Proxies for shares of Common Stock will also represent shares held under our Dividend Reinvestment Plan. Proxies will also be considered to be voting instructions to the Plan Trustee with respect to shares held in accounts under The B.F.Goodrich Company Retirement Plus Savings Plan and similar plans of subsidiaries. If participants in any such plan also are shareholders of record with the same account information, they will receive a single proxy which will represent all shares. If the account information is different, then the participants will receive separate proxies. Participants in other Company employee benefit plans will receive separate proxies.

   You can revoke your proxy at any time before it is exercised by written notice to the Company’s Secretary, timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or voting by ballot at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

   We will pay the expense of soliciting these proxies. In addition to using the mails, our Officers, Directors and employees may solicit proxies personally, or by telephone or by facsimile. We will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies. We have retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005-4495, to assist us in soliciting proxies from shareholders, including brokers, custodians, nominees, and fiduciaries, and will pay that firm fees estimated at $9,500 for its services, plus the firm’s expenses and disbursements.

   Our 2000 Annual Report, including financial statements, is being mailed with this proxy statement to each shareholder of record. An additional copy will be furnished to any shareholder upon request.

   This proxy statement and our 2000 Annual Report are available on our Internet site at www.bfgoodrich.com. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option and save us the cost of producing and mailing these documents by checking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you are a shareholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a bank, broker or other holder of record, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

   The approximate date on which we will begin mailing this proxy statement and the accompanying proxy to shareholders is March   2001. Our principal executive offices are located at Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217.

Vote Required For Approval

   The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of constituting a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

   The nine nominees for Director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors.

   Ratification of the appointment of independent auditors and approval of the 2001 Stock Option Plan will each be decided by a majority of the votes cast “for” or “against” the proposal at this meeting. Abstentions and broker “non-votes” are not counted for these purposes.

   Approval of the amendment and restatement of the Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote. Abstentions and broker “non-votes” will have the same effect as votes against this proposal.

PROPOSALS TO SHAREHOLDERS

1.  ELECTION OF DIRECTORS

    One of the purposes of the meeting is the election of nine Directors to hold office until the next Annual Meeting of Shareholders in 2002 and until their respective successors are elected and qualified. It is intended that the accompanying proxy will be voted for the election of the nine nominees named on the following pages, all of whom are now Directors and whose terms expire in April 2001.

   All nominees have indicated that they are willing to serve as Directors if elected. If any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such person as may be designated by the Board of Directors to replace such nominee.

The Board recommends that you vote FOR the election of these nominees for Director.

NOMINEES FOR ELECTION

DAVID L. BURNER, age 61 — Director since December 4, 1995.
Chairman, Chief Executive Officer and President, The BFGoodrich Company. Mr. Burner received his BSC degree from Ohio University. He joined The BFGoodrich Company in 1983 as the Financial Vice President of the Engineered Products Group. Later that year he became Vice President and General Manager of the Off-Highway Braking Systems Division and in 1985 became an Executive Vice President of the Aerospace and Defense Division. In February 1987 Mr. Burner became President of that Division, which is now BFGoodrich Aerospace. He was elected a Senior Vice President of the Company in April 1990 and Executive Vice President in October 1993. He joined the Office of the Chairman in July 1994, was elected President of the Company in December 1995, Chief Executive Officer in December 1996 and Chairman in 1997. Mr. Burner began his career with Arthur Andersen & Co. Mr. Burner is a member of the Board of Directors of Briggs & Stratton Corporation, Brush Engineered Materials, Inc., Milacron Inc. and Progress Energy, Inc. Mr. Burner is active in numerous community activities.

DIANE C. CREEL, age 52 — Director since December 22, 1997.
Chief Executive Officer and President, Earth Tech, an international consulting engineering firm headquartered in Long Beach, California. Ms. Creel has a B.A. and M.A. from the University of South Carolina. Ms. Creel has served as Chief Executive Officer and President of Earth Tech since January 1993. Prior thereto, she served as Chief Operating Officer of Earth Tech since 1987 and Vice President since 1984. Before joining Earth Tech, Ms. Creel was director of business development and communications for CH2M Hill from 1978-1984. Prior to that, Ms. Creel was manager of communications for Caudill Rowlett Scot, Houston, Texas from 1976 to 1978, and director of public relations for LBC&W, Architects-Engineers-Planners, Columbia, South Carolina from 1971-1976. Ms. Creel currently serves on the Board of Directors of Allegheny Technologies, Teledyne Technologies and the Corporations and Trusts which comprise the Fixed Income Fund of the American Funds Group of Capitol Management Corporation.

GEORGE A. DAVIDSON, JR., age 62 — Director since April 15, 1991. Retired Chairman, Dominion Resources, Inc., a natural gas and electric power holding company. Mr. Davidson is a graduate of the University of Pittsburgh with a degree in petroleum engineering. Effective January 2000, Dominion Resources and Consolidated Natural Gas Company merged. He has been associated with Consolidated Natural Gas since 1966. He became Vice Chairman of Consolidated Natural Gas in October 1985 and served in that position until January 1987, when he assumed the additional responsibility of Chief Operating Officer. In May 1987 Mr. Davidson became Chairman and Chief Executive Officer. Mr. Davidson is a director of Dominion Resources, Inc. and PNC Bank Corp. He serves on the National Petroleum Council and the Allegheny Conference on Community Development. Mr. Davidson is a director of the American Gas Association, the Pittsburgh Foundation and Chairman of the Board of The Pittsburgh Cultural Trust. Mr. Davidson is a Trustee of the University of Pittsburgh, chairs the Board of Visitors of the Katz Graduate School of Business and is the Chairman Emeritus of the Pittsburgh Civic Light Opera Board.

NOMINEES FOR ELECTION

JAMES J. GLASSER, age 66 — Director since April 15, 1985. Chairman Emeritus, GATX Corporation, a transportation, storage, leasing and financial services company. Mr. Glasser holds a bachelor of arts degree from Yale University and a doctor of jurisprudence degree from Harvard Law School. He joined GATX Corporation in 1961 and served in various executive capacities becoming President in 1974, Chairman of the Board and Chief Executive Officer in 1978, and Chairman Emeritus in April 1996. He is a Director of Harris Bankcorp, Inc., Harris Trust and Savings Bank and Mutual Trust Life Insurance Co. Mr. Glasser is also a Director of The Chicago Music and Dance Theatre, Lake Forest Hospital, Chicago Horticultural Society, Northwestern Memorial Corporation, Voices for Illinois Children and a Trustee of the Chicago Zoological Society and the University of Chicago and is Chairman of the Executive Committee of the Chicago Community Trust.

WILLIAM R. HOLLAND, age 62 — Director since July 12, 1999. Chairman, United Dominion Industries, a diversified manufacturing company. Mr. Holland has bachelor of art and juris doctorate degrees from the University of Denver. He joined United Dominion in 1973 as Vice President and General Counsel. He has held various executive positions, including Chief Executive Officer from 1987 to 2000, and has served as Chairman since 1987. Mr. Holland is a Director of J. A. Jones Construction Co. and Lance Inc. He is a member of the Board of Commissioners of Carolinas HealthCare System and a Trustee of the Manufacturers Alliance.

NOMINEES FOR ELECTION

DOUGLAS E. OLESEN, age 62 — Director since October 1, 1996. President and Chief Executive Officer, Battelle Memorial Institute, a worldwide technology organization, working for government and industry. Dr. Olesen earned his B.S., M.S. and Ph.D. degrees in Civil Engineering at the University of Washington. In 1963 Dr. Olesen joined Boeing Aircraft Company as a Research Engineer and assisted in developing and testing closed life-support systems for long-term space missions. He joined Battelle Memorial Institute, Northwest Labs, in Richland, Washington in 1967 and served in a series of management positions. Dr. Olesen was named Vice President and Director of the Northwest Division in 1979. In 1984 he became Executive Vice President and Chief Operating Officer of the Battelle Memorial Institute in Columbus, Ohio. Three years later he was elected President and Chief Executive Officer. Currently he serves as a Director of Columbia Energy Group, Inc. and its subsidiary, Columbia Gas-Ohio, and The Ohio State University Foundation. He is active in numerous community organizations.

RICHARD DE J. OSBORNE, age 66 — Director since April 15, 1996. Chairman of the Board (retired), ASARCO Incorporated, a leading producer of nonferrous metals. Mr. Osborne received an A.B. in economics from Princeton University. He joined ASARCO in 1975 as Vice President of Finance and Chief Financial Officer. Mr. Osborne was elected a Director of ASARCO in 1976, Executive Vice President in 1977, President in 1982, and Chairman and Chief Executive Officer, in addition to President, in 1995. He relinquished the title of President in 1998 and retired as Chairman and Chief Executive Officer in April 1999. Prior to joining ASARCO, Mr. Osborne had been Executive Vice President of Finance and Business Development at Fairchild Camera and Instrument Corporation and held various executive positions in finance, planning and management at IBM Corporation. Mr. Osborne is a former Director of ASARCO and former non-executive Chairman and a Director of Southern Peru Copper Corporation. He is a Director of Schering-Plough Corporation, Birmingham Steel Corporation, NACCO Industries, Inc. and The Tinker Foundation. Mr. Osborne is also a Director of the Americas Society and of the Council of the Americas. Mr. Osborne is a former Chairman and Director of the National Mining Association, the Copper Development Association, the International Copper Association and the Silver Institute; and was the President and a Director of the American Australian Association. He is a member of the Council on Foreign Relations and the Economic Club of New York.

NOMINEES FOR ELECTION

ALFRED M. RANKIN, JR., age 59 — Director since April 18, 1988. Chairman, President and Chief Executive Officer, NACCO Industries, Inc., an operating holding company with interests in the mining and marketing of lignite, manufacturing and marketing of forklift trucks, and the manufacturing and marketing of small household electric appliances. Mr. Rankin holds a Bachelor of Arts degree in economics from Yale University, and a juris doctor degree from the Yale Law School. He joined NACCO Industries in February 1989 as President and Chief Operating Officer and became President and Chief Executive Officer in May 1991. He assumed the additional title of Chairman in May 1994. Previously, Mr. Rankin served in a number of management positions with Eaton Corporation, with the most recent being Vice Chairman and Chief Operating Officer from April 1986 to February 1989. He is a director of NACCO Industries, Inc. and The Vanguard Group. He is a trustee of Cleveland Tomorrow, the Cleveland Museum of Art, the Musical Arts Association and University Hospitals of Cleveland.

JAMES R. WILSON, age 60 — Director since December 22, 1997. Retired Chairman of the Board, President and Chief Executive Officer, Cordant Technologies Inc., formerly known as Thiokol Corporation, a leading producer of solid propellant rocket motors and high performance fasteners used in commercial aircraft and industrial applications. Cordant also owns 85 percent of Howmet International Inc., a manufacturer of components for aircraft and industrial gas turbine engines. Mr. Wilson holds a B.A. degree from the College of Wooster and an M.B.A. degree from Harvard University. Mr. Wilson assumed the position of Chairman of Thiokol Corporation in October 1995 and the position of President and Chief Executive Officer in October 1993, and retired in June 2000 when Cordant Technologies merged with Alcoa. Mr. Wilson joined Thiokol in July 1989 as Vice President and Chief Financial Officer and was named Executive Vice President in October 1992. Prior to joining Thiokol in 1989, Mr. Wilson served as Chief Financial Officer for Circuit City Stores from 1987-1988, and as Executive Vice President and Chief Financial Officer for Fairchild Industries, Inc. from 1982-1987. Earlier, he held various financial management positions at Textron Inc. He is also a director of Cooper Industries, Inc., First Security Corporation and Litton Industries, Inc., and a trustee of the College of Wooster, Wooster, Ohio.

RETIRING DIRECTORS

   A. Thomas Young will retire as of the 2001 Annual Meeting of Shareholders. His wise counsel and able assistance will be missed.

OTHER NOMINEES

   Under our By-Laws, any shareholder entitled to vote at the Annual Meeting may make nominations for director if such shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2001 Annual Meeting such notice must have been received between December 17, 2000 and January 16, 2001. Each such notice must include:

•	the name, age, principal occupation or employment of each proposed nominee and a brief description of any arrangement or understanding between the nominee and others relating to why he or she was selected as a nominee, in addition to any other information required by the SEC’s proxy regulations;

•	the proposed nominee’s written consent to serve as a director if elected;

•	the name and address of the shareholder proposing the nominee as well as any other shareholders believed to be supporting such nominee; and

•	the number of shares of each class of Company stock owned by such shareholders.

   No person is eligible for election as a director unless nominated in accordance with the procedures contained in the By-Laws. See Appendix A for the full text of the relevant section of the By-Laws. We have not received any notice of additional nominees for director.

HOLDINGS OF COMPANY EQUITY SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

   The following table contains information with respect to the number of shares of Common Stock beneficially owned by our Directors and Executive Officers as of January 31, 2001.

			Directors’
			Deferred
			Compensation	Long Term
	Amount and Nature	Directors’	Plan	Incentive Plan
Name of	of Beneficial	Phantom	Phantom	Phantom	Percent
Beneficial Owner	Ownership(2)	Shares(3)(4)	Shares(3)(4)	Shares(4)(5)	of Class(6)

David L. Burner	504,271	—	—	103,282	*
Laurence A. Chapman(1)		—	—	5,185	*
Diane C. Creel	206	3,266	1,785	—	*
George A. Davidson, Jr.	5,000	8,613	1,785	—	*
James J. Glasser	2,000	—	1,785	—	*
William R. Holland	3,000	1,349	974	—	*
Marshall O. Larsen	354,394	—	—	54,101	*
Terrence G. Linnert	99,392	—	—	27,514
Douglas E. Olesen	887	4,033	1,785	—	*
Richard de J. Osborne	1,076	4,033	1,785	—	*
David B. Price, Jr.	269,092	—	—	43,585	*
Alfred M. Rankin, Jr.	1,000	2,328	3,597	—	*
James R. Wilson	4,692	3,266	4,133	—	*
A. Thomas Young	1,000	4,768	4,199	—	*
19 Directors and		31,656	21,828	322,807	%
Executive Officers
as a Group

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Amount as to which
	there is

			Sole
Name of	Sole Voting		Investment
Beneficial Owner	Power		Power

David L. Burner	128,721		128,721
Laurence A. Chapman(1)		(7)		(7)
Diane C. Creel	206		206
George A. Davidson, Jr.	5,000		5,000
James J. Glasser	2,000		3,000
William R. Holland	3,000		3,000
Marshall O. Larsen	69,094		69,094
Terrence G. Linnert	11,892		11,892
Douglas E. Olesen	887		887
Richard de J. Osborne	-0-	(8)	-0-	(8)
David B. Price, Jr.	71,792		71,792
Alfred M. Rankin, Jr.	1,000		1,000
James R. Wilson	4,692		4,692
A. Thomas Young	1,000		1,000
19 Directors and		(9)		(9)
Executive Officers
as a Group

*  Less than 1%.

(1)  Mr. Chapman retired from the Company effective December 31, 2000.

(2)  Includes the approximate number of shares credited to the individuals’ accounts in the Company’s Retirement Plus Savings Plan or similar plans of the Company’s subsidiaries, the Company’s matching portion of which is subject to vesting requirements. Includes shares not presently owned by the individuals but which are subject to stock options exercisable within 60 days as follows: D. L. Burner, 375,550 shares; M. O. Larsen, 285,300 shares; D. B. Price, Jr., 197,300 shares; L. A. Chapman,      shares; T. G. Linnert, 87,500 shares; and all Directors and Executive Officers as a group,      shares. Excludes 111,450 shares not presently owned by Mr. Burner but which are subject to stock options exercisable within 60 days, as to which he does not have voting or investment power and disclaims beneficial ownership. All ownership is direct, except Mr. Chapman owns     , and all Directors and Executive Officers as a group own      shares indirectly.

(3)  Number of Phantom Shares awarded under Directors’ Phantom Share Plan and Directors’ Deferred Compensation Plan, see “Governance of the Company — Compensation of Directors”.

(4)  Phantom shares are not outstanding and there is no voting or investment authority.

(5)  Phantom shares credited under the Long-Term Incentive Plan are subject to achievement of performance goals.

(6)  Does not include Directors’ Phantom Shares, Directors’ Deferred Compensation Plan Phantom Shares or LTIP Phantom Shares.

(7)  Shared voting and investment power as to      shares.

(8)  Shared voting and investment power as to 1,076 shares.

(9)  Shared voting and investment power as to      shares.

BENEFICIAL OWNERSHIP OF SECURITIES

   The following table contains information known to us with respect to persons who are the beneficial owner of more than 5% of Common Stock as of January 31, 2001. The shares are directly owned except that the shares in our benefit plans are held of record, but not beneficially, by the Plan’s trustee.

Name and Address
of Beneficial Owner	Amount	Percent of Class

AXA and related companies(2)	14,606,227	%
9 Place Vendome 75001 Paris, France
The BFGoodrich Company Retirement
Plus Savings Plan and other
Company defined contribution plans(2)

(1)  Applicable percentage ownership is based on             shares of Company common stock outstanding at January 31, 2001.

(2)  This information is based on a Schedule 13G filed with the SEC on November 13, 2000 by AXA; AXA Financial, Inc., 1290 Avenue of the Americas, New York, NY 10104, and the Mutuelles AXA as a group as follows: AXA Conseil Vie Assurance Mutuelle, 100-101 Terrasse Boieldieu, 92042 Paris La Defense France; AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, 21 rue de Chateaudun, 75009 Paris France; and AXA Courtage Assurance Mutuelle, 26, rue Louis le Grand, 75002 Paris France. The above described persons reported voting and dispositive power as of October 31, 2000 as follows: (a) AXA, AXA Financial, Inc. and the Mutuelles AXA as a group each reported no voting or dispositive power; (b) AXA Rosenberg (U.S.), a subsidiary of AXA, reported sole voting power as to 188,800 shares and shared dispositive power as to 297,400 shares; (c) Alliance Capital Management L.P., a subsidiary of AXA Financial, Inc., reported sole voting power as to 7,901,156 shares, shared voting power as to 1,489,692 shares and sole dispositive power as to 14,306,527 shares; (d) Donaldson, Lufkin & Jenrette Securities Corporation, a subsidiary of AXA Financial, Inc., reported shared dispositive power as to 1,500 shares; and (e) The Equitable Life Assurance Society of the United States, a subsidiary of AXA Financial, Inc., reported sole voting and dispositive power as to 800 shares.

(3)  Participants have voting rights; Trustee is to vote shares for which it does not receive any voting instructions in the same ratio as shares as to which it does receive voting instructions.

COMPENSATION COMMITTEE REPORT

Executive Compensation Philosophy

   The Compensation Committee and the Company are committed to the philosophy that pay should be linked to Company performance so that the interests of executives are aligned with those of shareholders. This philosophy is supported by the following guiding principles for the Company’s compensation programs:

•	A significant portion of pay will be dependent on the Company’s annual and long-term performance including growth in shareholder value.

•	Compensation programs will emphasize stock-based incentives in order to link shareholder and executive interests and to encourage stock ownership by executives.

•	The Company intends to provide total compensation commensurate with performance — good performance resulting in superior compensation, and poor performance resulting in below average compensation levels compared to other companies.

   The Company’s compensation program consists of three elements: annual base salary, annual cash incentive compensation and long-term incentives. To assist it in performing its duties, the Committee meets periodically with its own independent compensation consultant.

Competitive Labor Market

   The Compensation Committee establishes compensation programs, in part, on the basis of competitive factors. It considers the pay levels and practices of a group of specific companies employing executives with comparable experience and skills as well as broad-based surveys of large industrial companies. The companies reviewed individually and those included in the principal broad-based surveys include those companies comprising the different indices used in the stock price performance graph, in addition to other companies.

Base Salary

   The Company’s base salary policy is intended to insure that compensation practices are competitive within relevant industries and with major industrial companies. The Compensation Committee believes that the middle of the salary range for BFGoodrich executives should be at the median base salary of comparable industrial companies. The Compensation Committee recommends to the Board of Directors the base salary for the Chief Executive Officer, establishes the annual base salary for other Company officers at the level of senior vice president or higher and approves salary midpoint levels and percentage increases in those levels for other executive positions in the Company. The salary range for each position is from 25% below the midpoint to 25% above the midpoint.

Incentive Compensation

   Incentive compensation is intended to motivate and retain qualified individuals who have the opportunity to influence Company results significantly and enhance shareholder value. The philosophy for incentive compensation plans is to provide awards when financial objectives are achieved and provide reduced or no awards when the objectives are not achieved. Incentive compensation programs are divided into two types — annual cash bonus and long-term incentive compensation. Generally speaking, the higher an individual’s level within the Company, the greater the percentage of his or her potential total compensation is represented by incentive compensation.

   In 1999 the Company adopted the Value Management Program, which is a new measurement for evaluating the Company’s financial performance and for developing and evaluating its business plans. This Program was implemented by the Company to more effectively measure increases in shareholder value creation. The primary measurements used by the Company are:

•	Relative Total Shareholder Return compared to the manufacturing companies within the S&P 400 index (“RTSR”); and

•	Total Business Return, which measures earnings before interest, taxes, depreciation and amortization (EBITDA) as well as cash flow (“TBR”).

   In 2000, the Compensation Committee changed the performance measures used for incentive compensation to RTSR and TBR. These measurements have historically been very accurate estimators of shareholder value creation.

Annual Incentive Compensation

   An individual’s annual cash bonus target under the Company’s Management Incentive Plan is expressed as a percentage of his or her salary range midpoint, with the percentages of salary midpoint increasing with the level of the job. Incentive payments can range from 0% to 200% of the target, based on the level of performance against the financial objectives.

   In 2000, Mr. Burner and six other executive officers did not participate in the Management Incentive Plan. Instead, they participated in the Senior Executive Management Incentive Plan, which is designed to meet the Federal income tax deductibility rules of the Internal Revenue Code. As required by the Code, the plan requires that any award be based upon an objective formula established at the beginning of the year. For 2000, target annual incentive awards and financial objectives under the plan were established, based on the same criteria as the Management Incentive Plan. Incentive payments under the plan can range from 0% to 200%, based on the level of performance against the financial objectives.

   As noted above, the performance measures used in the Company’s Management Incentive Plan and Senior Executive Management Incentive Plan are RTSR and TBR. The plan places various weightings on these measures depending upon a participant’s role in the Company and his or her scope of responsibility. For 2000, the performance factors and weightings under these plans were as follows:

	Corporate	Segment	Segment	Group	Business
Measures	Staff	COO	Staff	Staff	Unit Staff

Company RTSR	50%	50%	30%
Company TBR	50%
Segment TBR		50%	70%	20%
Group TBR				80%	20%
Business Unit TBR					80%

Long-Term Incentive Compensation

   Currently, long-term incentive compensation at the Company consists of a performance-related plan based on a three-year measurement cycle and stock options.

   With respect to selected senior executives, including the persons named in the Summary Compensation Table, the Committee considers the recommendation of the Chief Executive Officer in determining the level of awards of long-term incentive compensation. It also considers its own evaluation of the individuals since the members have ample opportunity to observe their performance. With respect to other executives who receive long-term incentive compensation, the Committee makes the determination of the appropriate awards, but generally considers the recommendation of management in making the specific award within the established guidelines. The Committee has available information as to the level of past awards and individual stock ownership of the executive officers. The factors considered in making the awards for the Chief Executive Officer are discussed below.

Long-Term Incentive Plan

   The Compensation Committee adopted the Long-Term Incentive Plan in 1992, which is based on the Stock Option Plan. In 2000, the Committee granted Long-Term Incentive Plan awards to 90 executives.

   Currently, the Committee makes awards every year, based on overlapping three-year performance cycles. At the beginning of each three-year cycle, the Committee establishes the performance goals, which for the 2000-2002 awards were RTSR and TBR. The plan places various weightings on these measures depending upon a participant’s role in the Company and his or her scope of responsibility. For 2000, the performance factors and weightings under the plan were as follows:

	Corporate	Segment	Segment	Group	Business
Measures	Staff	COO	Staff	Staff	Unit Staff

Company RTSR	50%	50%	30%	20%	20%
Company TBR	50%
Segment TBR		50%	70%	80%	80%
Group TBR
Business Unit TBR

   Grants are credited as phantom Performance Shares in a book account for each participant. Each phantom Performance Share is equivalent to one share of BFGoodrich common stock. Participants will be entitled to a payout of shares at the end of each Plan cycle only if the threshold performance standard is met. The number of shares to be received will range from 0% to 200% of the total phantom Performance Share account (including shares credited through dividend equivalents), based on the level of performance against the financial objectives. Awards will be paid in actual BFGoodrich common shares.

   Guidelines establish a target award of Performance Shares with the aggregate market value of the shares awarded based upon a percentage of salary midpoint depending upon the individual’s position level within the Company — the higher the position level the greater the percentage. The determination of whether to make an award is dependent upon the individual’s past performance and expectations of future performance.

   In connection with the transition of the Company’s compensation programs to Value Management performance measures, the Board of Directors approved the termination and early payout of the 1998-2000 and 1999-2001 Long-Term Incentive Plan awards at the target level. The 1999-2001 awards were replaced by new 2000-2001 Long-Term Incentive Plan awards, which are based on a two-year performance cycle and have as performance goals RTSR and TBR, using performance weightings similar to those used for the 2000-2002 awards.

Stock Options

   The Stock Option Plan is administered by the Compensation Committee. The Plan provides that options may not be granted at less than 100% of fair market value and that options may not be repriced. The Committee has established a target award for individuals based upon the aggregate exercise price of the options granted as a percentage of salary midpoint — the higher the salary midpoint, the greater the percentage. In 2000, the Committee granted stock options to 168 executives.

Stock Ownership Guidelines

   The Committee has endorsed a management recommendation establishing stock ownership guidelines for participants in the Long-Term Incentive Plan at a multiple of their base salary. The multiple varies from between .75 to 4 times salary, with the multiple increasing with one’s level within the Company. Individuals are given five years to achieve the target ownership levels.

Omnibus Budget Reconciliation Act of 1993

   The Omnibus Budget Reconciliation Act of 1993 established a disallowance of deductions for tax purposes for certain employee remuneration in excess of $1 million per year beginning in 1994. Under the Internal Revenue Service regulations, the Company believes all compensation to be earned in 2000 and all existing awards under the Company’s long-term incentive plans should be fully deductible for Federal income tax purposes.

Chief Executive Officer

   Effective January 1, 2000, the Compensation Committee recommended, and the Board of Directors set, Mr. Burner’s base salary at $900,000. In recommending this base salary, the Committee took into account surveys of base compensation of chief executive officers of other major industrial companies. The Committee considered his leadership and key contributions to the overall financial performance of the Company, and the Company’s progress towards achieving important strategic objectives. Effective January 1, 2001, the Board of Directors increased Mr. Burner’s annual base salary to $950,000.

   In 2000, Mr. Burner’s target annual incentive award and financial objectives under the Senior Executive Management Incentive Plan were established based on the same criteria as the Management Incentive Plan. For 2000 Mr. Burner received $          , or      % of his target amount under the plan.

   In 2000, Mr. Burner received options to purchase 89,200 shares. During 2000, Mr. Burner was awarded 45,400 Performance Shares under the 2000-2001 Long-Term Incentive Plan and 54,600 Performance Shares under the 2000-2002 Long-Term Incentive Plan. The guidelines for awards for the Chief Executive Officer and the actual targets are the same as for other corporate officers. The Committee used the same factors to make these awards as it did in determining the other elements of Mr. Burner’s compensation.

The Compensation Committee

George A. Davidson, Jr., Chairman
James J. Glasser, Vice Chairman
William R. Holland
James R. Wilson

EXECUTIVE COMPENSATION

Summary Compensation Table

					LONG TERM
		ANNUAL COMPENSATION			COMPENSATION

					AWARDS	PAYOUT

					Securities
Name and				Other Annual	Underlying	LTIP	All Other
Principal				Compensation	Options/	Payout	Compensation
Position	Year	Salary($)	Bonus($)	($)(2)	SARs(#)	($)(3,4)	($)(5)

David L. Burner	2000				89,200	379,063
Chairman, President and	1999	816,667	1,030,767	643,771	146,900	320,299	98,923
Chief Executive Officer	1998	700,000	584,110	30,496	63,900	–0–	81,023

Marshall O. Larsen	2000				75,100	194,619
Executive Vice President and	1999	510,000	600,500	81,140	46,500	196,512	61,112
President, BFGoodrich Aerospace	1998	405,000	381,394	34,444	38,700	–0–	42,780

David B. Price, Jr.	2000				59,300	178,447
Executive Vice President and	1999	400,000	291,961	31,800	42,200	182,586	38,546
President, BFGoodrich	1998	370,000	140,807	42,200	182,586	–0–	22,020
Performance Materials

Laurence A. Chapman(1)	2000				38,900	87,411
Senior Vice President, Finance	1999	395,746	297,840	219,636	75,000	40,231	-0-

Terrence G. Linnert	2000				38,900	50,679
Senior Vice President,	1999	303,333	247,520	14,230	15,300	55,704	31,123
Human Resources and Administration,	1998	244,167	182,156	16,140	11,300	–0–	13,610
General Counsel and Secretary

(1)  Mr. Chapman became an executive officer of the Company on February 15, 1999. He retired from the Company effective December 31, 2000.

(2)  Represents reimbursement for (i) payment of taxes and (ii) personal benefits, if such benefits total $50,000 or more for a named officer. The 2000 amount shown for Mr. Larsen includes $        for automobile expenses and $        representing the imputed value in 2000 of the interest-free relocation loan provided to him by the Company. The 2000 amount shown for Mr. Linnert includes $        for automobile expenses and $        representing the imputed value in 2000 of the interest-free relocation loan provided to him by the Company.

The 1999 amount for Mr. Burner includes $315,634 for moving and relocation expenses. The 1999 amount for Mr. Larsen includes $17,040 for automobile expenses and $23,505 representing the imputed value in 1999 of the interest-free relocation loan provided to him by the Company. The 1999 amount for Mr. Chapman includes $78,119 for moving and relocation expenses.

(3)  LTIP payouts for 1999 for Messrs. Burner, Larsen, Price, Chapman and Linnert represent the fair market value of an interim payout of performance shares under the 1998 – 2000 Long-Term Incentive Plan, which was made as a result of the Coltec merger.

(4)  LTIP payouts for 2000 for Messrs. Burner, Larsen, Price, Chapman and Linnert represent the fair market value of the termination and early payout of performance shares under the 1998 – 2000 Long-Term Incentive Plan and 1999 – 2001 Long-Term Incentive Plan, which was made in connection with the transition of our compensation programs to Value Management performance measures.

(5)  A portion of the amount shown represents our contributions to a tax-qualified defined contribution plan, and the balance represents our contributions to a benefit restoration plan with respect to amounts in excess of the amount permitted to be contributed under the tax-qualified plan.

Option/ SAR Grants in Last Fiscal Year

					Potential Realizable Value at
					Assumed
					Annual Rates of Stock Price
	Individual Grants				Appreciation for Option Term

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options/SARs	Employees	Exercise or
	Granted	in Fiscal	Base Price	Expiration	0%
Name	(# of Shares)	Year	($/Sh)	Date	($)	5% ($)	10% ($)

D. L. Burner	89,200	3.60	26.5938	1/2/10	–0–	1,492,093	3,778,862
M. O. Larsen	75,100	3.03	26.5938	1/2/10	–0–	1,256,235	3,181,531
D. B. Price, Jr.	59,300	2.39	26.5938	1/2/10	–0–	991,941	2,512,181
L. A. Chapman	38,900	1.57	26.5938	1/2/10	–0–	650,700	1,647,957
T. G. Linnert	38,900	1.57	26.5938	1/2/10	–0–	650,700	1,647,957
All Shareholders	N/A	N/A	N/A	N/A	–0–
All Optionees	2,478,710	100	(a )	(a )	–0–	41,747,315	105,728,892
Optionee Gain as % of all Shareholder Gain(b)	N/A	N/A	N/A	N/A	–0–

(a)  Options were granted under our stock option plan throughout 2000 with various vesting schedules and expiration dates through the year 2010. The weighted average exercise price of all options granted to optionees in 2000 was $26.7764.

(b)  Based on a closing price of $36.375 per share on December 29, 2000 and a total of            shares of Common Stock outstanding (excluding 14,000,000 shares held by a wholly owned subsidiary).

   The dollar amounts under the potential realizable value column are the result of calculations of assumed annual compound rates of appreciation over the ten-year life of the options in accordance with the proxy regulations of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised. We did not use an alternative formula for a grant date valuation, as we are not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. The options granted to the named individuals were immediately exercisable and were granted with limited stock appreciation rights which generally entitle the optionee to elect to receive the appreciation on the option in cash for a 60 day period following a “change in control”, which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of our outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of our Directors, or (iii) certain corporate reorganizations are approved by our shareholders where the existing shareholders will not retain at least 70% of the voting securities of the surviving entity.

Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Option/SAR Values

Number of
Securities
			Underlying	Value of
			Unexercised	Unexercised
			Options/SARs	In-the-Money
			at FY-End	Options/SARs
			(# of Shares)	at FY-End ($)(a)

	Shares Acquired	Value Realized	Exercisable/	Exercisable/
Name	On Exercise(#)	($)	Unexercisable	Unexercisable

D. L. Burner	10,000	137,812	459,000/0	2,344,861/0
M. O. Larsen	–0–	–0–	272,300/0	1,324,087/0
D. B. Price, Jr.	–0–	–0–	187,300/0	589,254/0
L. A. Chapman	31,100	339,183	147,700/0	1,492,120/0
T.G. Linnert	–0–	–0–	80,500/0	383,835/0

(a)	Based on a closing price per share of $36.375 on December 31, 2000.

Long Term Incentive Plans — Awards In Last Fiscal Year

		Performance	Estimated Future Payouts Under
	Number of	or Other	Non-Stock Price-Based Plans(2)
	Shares, Units	Period Until
	Or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)	Payout	# Shares	# Shares	# Shares

D. L. Burner	45,400	2 years	–0–	45,400	90,800
	54,600	3 years	–0–	54,600	109,200
M. O. Larsen	23,900	2 years	–0–	23,900	47,800
	28,700	3 years	–0–	28,700	57,400
D. B. Price, Jr.	19,500	2 years	–0–	19,500	39,000
	22,700	3 years	–0–	22,700	45,400
L. A. Chapman	11,900	2 years	–0–	11,900	23,800
	14,800	3 years	–0–	14,800	29,600
T. G. Linnert	11,400	2 years	–0–	11,400	22,800
	14,800	3 years	–0–	14,800	29,600

(1)  The plan provides that payouts will be based on the Company’s Relative Total Shareholder Return and Total Business Return over the performance period indicated. At the end of the performance period, each participant will earn actual shares (less applicable tax withholding) only if the threshold performance standard is met. The number of shares to be received will range from 0% to 200% of the total phantom Performance Share account (including shares credited through dividend equivalents), based on the level of performance against the financial objectives.

Retirement Pensions

   We have in effect a pension plan for salaried employees which provides pensions payable at retirement to each eligible employee. The plan makes available a pension which is paid from funds provided through contributions by us and contributions by the employee, if any, made prior to 1972. The plan is not available to Directors other than those who are employees. The amount of an employee’s pension depends on a number of factors including Final Average Earnings (“FAE”) for the highest 48 consecutive months of an employee’s earnings and years of credited service to the Company. The following chart shows the annual pension amounts currently available to employees who retire with the combinations of FAE and years of credited service shown in the chart, which should be read in conjunction with the notes following the chart. The current plan formula, which became effective as of January 1, 1989, generally provides a benefit of 1.15% of FAE times all years of pension credit plus 0.45% of FAE in excess of covered compensation times years of pension credit up to 35 years. In addition employees hired prior to January 1, 1990, may receive an additional pension credit of up to 4 years. Benefits become vested after 5 years of service.

PENSION PLAN TABLE

Final	Years of Credited Service
Average
Earnings	10	20	25	30	35	40

150,000	$22,325	$44,651	$55,814	$66,976	$78,139	$86,764
200,000	$30,325	$60,651	$75,814	$90,976	$106,139	$117,639
250,000	$38,325	$76,651	$95,814	$114,976	$134,139	$148,514
300,000	$46,325	$92,651	$115,814	$138,976	$162,139	$179,389
350,000	$54,325	$108,651	$135,814	$162,976	$190,139	$210,264
400,000	$62,325	$124,651	$155,814	$186,976	$218,139	$241,139
450,000	$70,325	$140,651	$175,814	$210,976	$246,139	$272,014
500,000	$78,325	$156,651	$195,814	$234,976	$274,139	$302,889
600,000	$94,325	$188,651	$235,814	$282,976	$330,139	$364,639
700,000	$110,325	$220,651	$275,814	$330,976	$386,139	$426,389
800,000	$126,325	$252,651	$315,814	$378,976	$442,139	$488,139
900,000	$142,325	$284,651	$355,814	$426,976	$498,139	$549,889
1,000,000	$158,325	$316,651	$395,814	$474,976	$554,139	$611,639
1,100,000	$174,325	$348,651	$435,814	$522,976	$610,139	$673,389
1,200,000	$190,325	$380,651	$475,814	$570,976	$666,139	$735,139
1,300,000	$206,325	$412,651	$515,814	$618,976	$722,139	$796,889
1,400,000	$222,325	$444,651	$555,814	$666,976	$778,139	$858,639
1,500,000	$238,325	$476,651	$595,814	$714,976	$834,139	$920,389
1,600,000	$254,325	$508,651	$635,814	$762,976	$890,139	$982,139
1,700,000	$270,325	$540,651	$675,814	$810,976	$946,139	$1,043,889

(1)  Earnings include salary, certain incentive payments including annual cash bonuses, but excludes awards under long-term incentive programs and the Company match in the Company savings plans. For the named executive officers, only the amounts shown in the Summary Compensation Table as Salary and Bonus under Annual Compensation constitute FAE. As of December 31, 2000, FAE for Messrs. Burner, Larsen, Price and Linnert were as follows: D. L. Burner, $1,448,495; M. O. Larsen, $861,234; D. B. Price, Jr., $543,230; and T. G. Linnert, $435,644.

(2)  In computing the pension amounts shown, it was assumed that an employee would retire at age 65 and elect to receive a five year certain and continuous annuity under the pension plan and that the employee would not elect any of the available “survivor options,” which would result in a lower annual pension. Pensions are not subject to any deduction for Social Security or any other offset amounts.

(3)  As of December 31, 2000, Messrs. Burner, Larsen, Price and Linnert had the following credited years of service under the pension plan (including, where appropriate, up to the 4 additional years): D. L. Burner, 21 years, 8 months; M. O. Larsen, 24 years, 0 months; D. B. Price Jr., 3 years, 6 months; and T. G. Linnert, 3 years, 2 months.

(4)  Certain executives, including D. L. Burner and D. B. Price Jr., became vested in benefits immediately and earn an additional benefit equal to 1.6 percent for each of their first 15 years with the Company. As of December 31, 2000, the accrued additional benefits per year were as follows: D. L. Burner, $347,639; and D. B. Price, Jr., $30,421. These benefits are payable under a non-qualified supplemental plan funded in part with life insurance policies.

(5)  Any benefits shown in the chart which exceed the level of benefits permitted to be paid from a tax-qualified pension plan under the Internal Revenue Code are payable under a non-qualified supplemental pension plan, funded in part with life insurance policies.

   Mr. Chapman became a participant in the Company’s qualified pension plan on January 1, 2000, but does not participate in the Company’s non-qualified supplemental pension plan referred to in note 5 above. Mr. Chapman is a participant in the Rohr Supplemental Executive Retirement Plan (the “Rohr SERP”), which provides for an annual benefit of 2% of final average earnings times all years of pension credit. The estimated annual benefit payable to Mr. Chapman under the Rohr SERP upon retirement at age 55 is $32,400, reduced by the annual retirement benefit received by him under the Company’s qualified defined benefit pension plans. These benefits have been funded in part through the purchase of an annuity contract.

Management Continuity Agreements

   In 1984 we first entered into management continuity agreements (the “Agreements”) with certain employees, which include all of the executive officers named in the Summary Compensation Table. Presently there are 38 Agreements in effect.

   The purpose of the Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change in control of the Company. The Agreements are not ordinary employment agreements and do not provide any assurance of continued employment unless there is a “change in control.” They generally provide for a two-year period of employment commencing upon a change in control which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of our outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of our Directors, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity. The Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change in control and generally with the same benefits and level of compensation, including average annual increases.

   If we or our successor terminate the individual’s employment for reasons other than “cause” or the individual voluntarily terminates his or her employment for a “good reason” (in each case as defined in the Agreements) the individual would be entitled to:

•	A lump sum cash payment equal to one-twelfth of the individual’s annualized base salary in effect immediately prior to termination, multiplied by the number of months in such individual’s Payment Period. As used in the Agreement, “Payment Period” means 36 months in the case of Messrs. Burner, Larsen, Price, Chapman, Linnert and seven other individuals and 24 months in the case of the other individuals.

•	a lump sum cash payment equal to one-twelfth of the greater of the individual’s most recent annual bonus or the individual’s “target incentive amount” under our management incentive program, multiplied by a factor equal to the number of months in the individual’s Payment Period.

•	an accelerated payout of outstanding awards under our Long-Term Incentive Plans.

•	continuation of all health and welfare benefit plans and programs and all fringe benefit programs, perquisites and similar arrangements during the Payment Period.

•	a cash payment equal to the sum of the number of stock options in the last annual grant of stock options by us to the individual, multiplied by the number of years in the Payment Period, multiplied by the calculated market value of our Common Stock on the date of the stock option grant, multiplied by a factor used by us in valuing fully vested stock options with a 10-year life in our most recent Annual Report on Form 10-K for options held by senior executives pursuant to the Black-Scholes method of valuing stock options, or, if such valuation was not made in the Form 10-K, then under the Black-Scholes method assuming options would be outstanding for 10 years.

•	in addition to the benefits to which the individual is entitled under the retirement plans or programs in which he or she participates, a lump sum cash payment at retirement in an amount equal to the actuarial equivalent of the retirement pension to which the individual would have been entitled under the terms of such retirement plans or programs had the individual accumulated additional years of continuous service under such plans equal in length to the Payment Period.

   The Agreements provide for a tax gross-up for any excise tax due under the Internal Revenue Code for these types of agreements.

Indebtedness

   In connection with the relocation of our corporate and aerospace segment headquarters to Charlotte, North Carolina, we established two real estate loan programs to assist relocating executives.

   Under the first program, an executive may obtain a no-interest loan from us, the proceeds of which may be used solely for the construction of a new principal residence. The loan is secured by a first priority lien on the new residence and is payable in full on demand and in any event, not later than 30 days after the executive obtains a certificate of occupancy for the new residence. Four of our executive officers (Messrs. Larsen, Linnert, Schaub and Huggins) participated in this program in 2000.

   Under the second program, an executive may obtain an unsecured, no-interest bridge loan from us, the proceeds of which may be used solely for the purchase of a new principal residence. The principal amount of the loan cannot be greater than the amount of equity in the executive’s former principal residence. The loan is payable in full on demand and, in any event, not later than 15 days after the sale of the executive’s former principal residence. One of our executive officers (Mr. Larsen) participated in this program in 2000.

   The following table sets forth information regarding these loans.

	Largest Aggregate
	Amount Outstanding
	At Any Time	Principal Balance
Name	During 2000 ($)	at January 31, 2001 ($)

M. O. Larsen	882,038	882,038
T. G. Linnert	711,925	-0-
E. F. Schaub	1,214,306	1,214,306
S. R. Huggins	1,342,274	1,342,274

Executive Stock Purchase Program

   In March 2000, we adopted an Executive Stock Purchase Program (the “Program”) to encourage direct, long-term ownership of our common stock by six of our executive officers. Under the Program, the executives may use the proceeds of personal full-recourse bank loans to purchase our common stock in open market or negotiated transactions with independent parties. We have agreed to guarantee the loans in the event of default, but have recourse to the executives if we incur a loss under the guarantee. Participants in the Program are fully liable for any losses, as well as for the repayment of the loans when they come due. At January 31, 2001, the aggregate principal balance of loans outstanding under the Program was $       .

CUMULATIVE TOTAL SHAREHOLDER PERFORMANCE GRAPH

   Set forth below is a line graph showing the yearly percentage change in the cumulative total shareholder return for the Common Stock with the similar returns for the Standard & Poor’s 500 Stock Index, the Standard & Poor’s Aerospace/ Defense Index and the Standard & Poor’s Specialty Chemicals Index. Each of the returns is calculated assuming the investment of $100 in each of the securities on December 31, 1995 and reinvestment of dividends into additional shares of the respective equity securities when paid. The graph plots the respective values on the five single days which are the last trading days of calendar years 1995 through 2000. Past performance is not necessarily indicative of future performance.

TOTAL SHAREHOLDER RETURNS

	Base
	Period
Company/Index	Dec95	Dec96	Dec97	Dec98	Dec99	Dec00

GOODRICH (BF) CO.	100	122.39	128.58	114.35	90.67	123.78
S&P 500 INDEX	100	122.96	163.98	210.85	255.21	231.98
AEROSPACE/DEFENSE-500	100	133.76	137.61	105.49	102.77	162.02
CHEMICALS (SPECIALTY)-500	100	102.57	127.01	108.16	119.73	106.50

GOVERNANCE OF THE COMPANY

   Pursuant to the New York Business Corporation Law and our by-laws, our business is managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

   Our Board of Directors held 10 meetings in 2000. All Directors attended more than 75% of the aggregate total number of meetings held in 2000 by the Board of Directors and the Committees of the Board of Directors on which they served.

Board Committees

   The Board of Directors has an Audit Review Committee, a Committee on Governance, a Compensation Committee and a Financial Policy Committee. All members of these committees are non-employee independent directors. The Board has established formal written charters for each of these committees. A copy of the Audit Review Committee charter is attached as Appendix B.

   The Board also has an Executive Committee, consisting of David L. Burner, Chairman; James J. Glasser; and Alfred M. Rankin, Jr. This committee did not meet in 2000. The Executive Committee may exercise all of the powers of the Board of Directors, so far as they may be legally delegated, when the Board is not in session.

   Audit Review Committee. The members of the Audit Review Committee as of the date of this proxy statement are Alfred M. Rankin, Jr., Chairman; Richard de J. Osborne, Vice Chairman; Diane C. Creel; William R. Holland; and Douglas E. Olesen. This committee held three meetings in 2000. The Audit Review Committee:

•	considers the selection and recommends to the Board of Directors not later than at its meeting in February each year a firm of certified public accountants to be appointed as our independent auditors for our then current fiscal year;

•	evaluates together with the Board of Directors the performance of the independent auditors and, if so determined by the Audit Review Committee, recommends that the Board replace the independent auditors;

•	oversees independence of the independent auditors by:

•	receiving from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and us consistent with generally accepted auditing standards;

•	reviewing and actively discussing with the Board of Directors, if necessary, and the independent auditors, on an annual basis, any disclosed relationships or services between the independent auditors and us or any other disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and

•	recommending, if necessary, that the Board of Directors take certain actions to satisfy itself of the auditors’ independence;

•	reviews with the independent auditors and our chief audit executive the scopes of the audits and the results of the audit examinations by the independent auditors and our chief audit executive with respect to our current fiscal year;

•	reviews with management and the independent auditors our annual financial statements, including a discussion with the independent auditors of the matters required to be discussed by generally accepted auditing standards;

•	reviews with management and the independent auditors our quarterly financial statements prior to the filing of our Quarterly Report on Form 10-Q, including a discussion with the independent auditors of the matters required to be discussed by generally accepted auditing standards. The Chairman of the Audit Review Committee may represent the entire Audit Review Committee for purposes of this review;

•	reviews the system of internal controls with the independent auditors, our chief audit executive and other financial officers and our General Counsel; and

•	on at least an annual basis, reviews with our General Counsel any legal matters that may have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

   While the Audit Review Committee has the powers and responsibilities set forth in its charter, it is not the responsibility of the Audit Review Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Likewise, it is not the responsibility of the Audit Review Committee to conduct investigations, resolve disputes, if any, between management and the independent auditors or to assure compliance with laws and regulations or our legal and ethical compliance policies.

   Committee On Governance. The members of the Committee on Governance as of the date of this proxy statement are James J. Glasser, Chairman; Alfred M. Rankin, Jr., Vice Chairman; George A. Davidson, Jr. and A. Thomas Young. This committee held three meetings in 2000. The Committee on Governance:

•	recommends candidates for our Board of Directors;

•	reviews annually the tenure of each Director; and

•	considers the size and composition of the Board, the ratio of non-employee to employee Directors, compensation and retirement of Directors, frequency and format of Board meetings, Committee structure, service on Committees and management succession planning.

   All candidates for Director are considered and selected strictly on the basis of their ability to contribute to the deliberations of the Board of Directors. Shareholders wishing to recommend candidates for the Board may submit the names of such candidates, together with any desired supporting information, to our Secretary. This information is made available to the Committee on Governance to assist it in fulfilling its duties in this area.

   Compensation Committee. The members of the Compensation Committee as of the date of this proxy statement are George A. Davidson, Jr., Chairman; James J. Glasser, Vice Chairman; William R. Holland; and James R. Wilson. This committee held six meetings in 2000. The Compensation Committee:

•	reviews and recommends to the Board of Directors the adoption or amendment of the various compensation and benefit plans and programs maintained for the Officers and other key employees, including any stock option or incentive compensation plans;

•	reviews and approves specific matters which are consistent with such plans and programs;

•	reviews and approves certain compensation and benefit arrangements for senior management; approves the terms and conditions of awards under the Stock Option Plan within the limits in the Plan;

•	makes awards under the Stock Option Plan and the Long-Term Incentive Plan; and

•	establishes the annual merit salary increase budget for corporate staff executives; reviews and approves compensation for individuals holding the offices of Executive Vice President and reviews and recommends to the Board of Directors for approval the compensation for the Chief Executive Officer.

   Financial Policy Committee. The members of the Financial Policy Committee as of the date of this proxy statement are A. Thomas Young, Chairman; Richard de J. Osborne, Vice Chairman; Diane C. Creel; Douglas E. Oleson; and James R. Wilson. This committee held five meetings in 2000. The Financial Policy Committee:

•	reviews the policies underlying our financial plan to ensure its adequacy and soundness in providing for our capital plans;

•	reviews and makes recommendations concerning the establishment and maintenance of our dividend policy;

•	reviews, prior to action by the Board, our proposed major financing activities or acquisitions;

•	authorizes certain actions with respect to our debt or preferred stock; and

•	authorizes policies and procedures with respect to our short-term investments.

Compensation of Directors

   During 2000 each of our non-employee Directors received fixed compensation for serving as a Director at the rate of $40,000 per year, plus $1,000 for each Board and Board Committee meeting attended, except that the chairperson of a Committee received $1,500 for each meeting of that Committee attended. One half of the fixed compensation is deferred into a phantom BFGoodrich share account and is paid out in shares of Common Stock following termination of service as a Director. Dividends which would be earned on the phantom share account are credited to the account in additional phantom shares. Directors may elect to defer a portion or all of the remaining fixed compensation and meeting fees into the phantom share account. The Board believes that a portion of Director’s compensation should be based on Common Stock similar to executive compensation. This should more closely align the financial interests of Directors with the financial interests of shareholders.

   In September 1995, the Board of Directors replaced the existing cash retirement plan for Directors with a new Directors’ Phantom Share Plan. Under the terms of the plan, outside Directors will receive annual grants of phantom shares equal in value to the current annual retainer for up to ten years. Dividend equivalents will accrue on all phantom shares credited to a Director’s account. All phantom shares become fully vested at the earlier of five years from the date of grant, the Director’s termination of Board service after age 55, or upon a change in control of the Company as defined in our Stock Option Plan. Following termination of service as a Director, the cash value of the vested number of phantom shares will be paid to each Director in twelve monthly installments. The value of each phantom share is determined on the relevant date by the fair market value of the Common Stock. The former cash retirement plan provided upon retirement from the Board of Directors after reaching the age of 55 with at least ten years of service as a Director, any non-employee Director would be entitled to receive an annual amount equal to the fixed compensation level in effect at the time of retirement. A retiring Director who has reached age 55 and has served for at least five but less than ten years would be entitled to a reduced amount equal to 50% of the fixed compensation level in effect at retirement, plus 10% of such compensation level for each additional year of service (rounded to the nearest whole year) up to ten. Transitional provisions have been provided between the old cash retirement plan and the new Directors’ Phantom Share Plan based on a Director’s years of service as of September 1995. Directors with more than ten years of service will continue to be eligible under the old plan but will not receive any phantom shares under the new plan. Outside Directors with at least five but less than ten years service will continue to be eligible to receive benefits under the old plan with respect to their accrued benefits through the date of the adoption of the Directors’ Phantom Share Plan and will receive annual grants of phantom shares through their tenth year. Outside Directors with less than five years of service will receive no benefits under the old plan, but received initial grants of phantom shares equal to the current annual cash retainer times the number of completed years of service and will thereafter receive annual grants of phantom shares up to an aggregate of ten years. Retired Directors will continue to receive their retirement benefits.

Insurance

   As authorized by Section 726 of the Business Corporation Law of the State of New York and our By-Laws, we have purchased insurance providing indemnification for the Company and its subsidiaries as well as their directors and officers. The insurance is part of a package which includes employment practices, fiduciary and crime insurance coverage. The insurance coverage was written by Federal Insurance Company, Reliance Insurance Company, Royal Insurance Co. of America, Executive Risk Indemnity, Inc., Continental Casualty Co. and Zurich Insurance Company, commencing June 19, 1998, for a three-year period, at a total premium cost of $2,487,947.

Consulting Arrangement with Mr. Rau

   Mr. Robert Rau, who served as one of our Directors until his retirement from the Board in April 2000, received a fee of $28,000 per month for serving as a consultant to us during that time period. Mr. Rau was not entitled to any additional compensation for serving as a Director.

AUDIT REVIEW COMMITTEE REPORT

   The Audit Review Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls.

   In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

   In addition, the Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and discussed with the independent auditors the auditor’s independence from the Company and its management. The Committee also considered whether the provision of financial information systems design and implementation services and other non-audit services to the Company is compatible with the auditor’s independence.

   The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the appointment of the Company’s independent auditors.

The Audit Review Committee

Alfred M. Rankin, Jr., Chairman
Richard de J. Osborne, Vice Chairman
Diane C. Creel
William R. Holland
Douglas E. Oleson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of such reports and representations from our directors and executive officers, we believe that during 2000 all such reports were filed on a timely basis.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors on February 19, 2001 appointed the firm of Ernst & Young LLP, subject to ratification by the shareholders at the Annual Meeting, to audit our accounts with respect to our operations for the year 2001 and to perform such other services as may be required. Should this firm of auditors be unable to perform these services for any reason, the Board of Directors will appoint other independent auditors to perform these services.

   Representatives of the firm of Ernst & Young LLP, our auditors for the most recently completed fiscal year, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Audit Fees

   Ernst & Young LLP’s fees for our 2000 annual audit were $       .

Financial Information Systems Design and Implementation Fees

   Ernst & Young LLP did not render any professional services to us in 2000 with respect to financial information systems design and implementation.

All Other Fees

   Ernst & Young LLP’s fees for all other professional services rendered to us during 2000 were $       , including audit related services of $       and non-audit services of $       . Audit related services generally include fees for employee benefit plan and statutory audits, business acquisitions and divestitures, accounting consultations and SEC registration statements.

Vote Required

   Ratification of the appointment of independent auditors will be decided by a majority of the votes cast “for” or “against” the proposal at this meeting.

The Board of Directors recommends that you vote FOR ratifying this appointment.

3. PROPOSAL TO AMEND AND RESTATE THE RESTATED CERTIFICATE OF INCORPORATION.

   The principal purpose of the amendment and restatement of our Restated Certificate of Incorporation is to change our name to “               ”. A secondary purpose is to eliminate obsolete provisions of our Restated Certificate of Incorporation. In all other respects, the terms and provisions of our Restated Certificate of Incorporation will remain unaltered.

[               ]

   We believe that it is in our best interest to amend and restate Article FIRST of our Restated Certificate of Incorporation to change our name to                .

   While the BFGoodrich name has a legendary history, much of that recognition arose from our historic participation in the tire industry. We divested our automotive tire business in 1986. Today the former BFGoodrich tire operations are owned by an affiliate of Michelin North America, Inc. and it has the right to use the BFGoodrich trademark for automotive tires under a trademark license agreement. The BFGoodrich trademark and name continues to be used and publicized as a global brand for automotive tires by Michelin and its affiliate.

   We believe that a new name,                , as part of a distinctive new identity program, will help differentiate ourselves from the tire business, more clearly communicate our position as a leading supplier in the global aerospace industry and an important supplier of engineered industrial products, and provide a stronger foundation for all of our communication efforts.

   The name change will not affect the validity or transferability of currently outstanding stock certificates, and stockholders will not be requested to surrender for exchange any certificates presently held by them.

   If the proposal is approved, the name change will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of New York. It is anticipated that officers of the Company will make appropriate filings in the State of New York and take any other actions necessary to implement the name change during the second quarter of 2001. These actions will include the filing of trademark applications to register, and the introduction of use, of the “               ” trademark and a “               ” and design logo, in the United States and internationally in connection with our products and services.

Obsolete Provisions

   The proposed amendment and restatement will eliminate provisions of the Restated Certificate of Incorporation which are no longer relevant.

   We were incorporated in 1912, as a successor to a business founded in 1870. The amendment and restatement would delete from Article FOURTH of the Restated Certificate of Incorporation the provisions of five series of preferred stock, Series A through E, which are either no longer outstanding or no longer utilized. The amendment and restatement would also change the address of the agent for service of process in Article EIGHTH of the Restated Certificate of Incorporation.

   The full text of Articles FIRST, FOURTH and EIGHTH of the Restated Certificate of Incorporation, as proposed to be amended and restated, is attached as Appendix C.

Vote Required

   Approval of the amendment and restatement of the Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.

The Board of Directors recommends that you vote FOR the proposed amendment and restatement of the Restated Certificate of Incorporation.

4. APPROVAL OF 2001 STOCK OPTION PLAN

   The Board is submitting a proposal for approval by the shareholders to approve our 2001 Stock Option Plan (the “Plan”), which replaces the stock option plan approved by shareholders in 1999 (the “1999 Plan”). At the present time, the 1999 Plan has less than                shares available for grant. The Board believes that the 1999 Plan has been an important factor in attracting, keeping and motivating key employees, and further believes that this type of incentive should continue to be offered in the future. As a result, the Board proposes and recommends approval of the Plan.

   If the Plan is approved by shareholders, we will not issue any additional awards under the 1999 Plan. However, unused shares under the 1999 Plan will carryover to the new Plan and be available for the grant of awards under the Plan, as described below.

   The Plan, which would allow stock options to be granted beginning April 17, 2001 (the “Effective Date”) through April 17, 2011, is similar to the 1999 Plan. A summary of the Plan appears below. This summary is qualified in its entirety by reference to the text of the Plan, which is included as Appendix D to this proxy statement.

Shares Available for Plan

   The Plan makes             shares of our common stock available for grant, together with shares of common stock available as of the Effective Date for future awards under the 1999 Plan and any shares of common stock represented by outstanding 1999 Plan awards as of the Effective Date that are not issued or otherwise are returned to us after that date. Such shares may be either authorized but unissued shares or treasury shares.

   Any shares in respect of which awards have been forfeited, lapsed, expired, been canceled, withheld to satisfy withholding tax obligations or otherwise been returned to us shall again be available for awards under the Plan. Awards payable solely in cash will not reduce the number of shares of common stock available for awards under the Plan.

Plan Administration

   The plan is administered by the Compensation Committee of the Board of Directors. The Committee shall consist of at least three members who shall not be eligible to participate in the Plan. The Committee is comprised solely of independent directors.

Stock Options

   The Committee may grant options to purchase our common stock at not less than fair market value on the date of grant. The Plan specifically prohibits the repricing of options after they are granted, or the exchange or “swapping” of lower priced options for higher priced options.

   The Plan provides for the grant of stock options which qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, as well as stock options which do not qualify for such treatment. The Plan also permits the granting of other statutory stock options pursuant to any future provisions of the Internal Revenue Code. The federal income tax treatment of Incentive Stock Options is generally more favorable to optionees than the treatment accorded other options. It is also less favorable to the Company because the Company will generally not receive a tax deduction with respect to Incentive Stock Options. (See “Federal Income Tax Treatment” below.) Under current law, the maximum amount of Incentive Stock Options which may be granted to an individual which are exercisable for the first time during any calendar year may not exceed $100,000 in aggregate fair market value.

   The Plan provides that, subject to certain limitations with respect to the price and term of options and rights upon termination of employment, discussed below, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options. The Committee may, in its discretion, grant options to purchase our common stock to the officers and other salaried employees of the Company or its subsidiaries (including Directors who are also officers or employees but not to Directors who are not our employees). It may also determine the term of each option, which may not exceed 10 years from the date of grant, and may permit payment upon exercise to be made in Company common stock owned by the optionee, valued at the fair market value on the date of exercise, or other acceptable forms of consideration equal in value to the option price. The Committee may place limitations on the pyramiding of shares in payment of the option price.

Stock Appreciation Rights

   The Plan also authorizes the Committee to grant stock appreciation rights and/or limited stock appreciation rights in connection with any option granted by the Committee. A stock appreciation right would, subject to the terms and conditions set forth in the Plan, allow an employee to surrender the related stock option and receive payment for the difference between the stock option price and the price of the Company’s common stock on the date on which the appreciation right is exercised. Such payment may, in the sole discretion of the Committee, be made in either stock or cash or in any combination thereof. A limited stock appreciation right entitles the optionee to elect to receive the appreciation on the option in cash for a 60-day period generally commencing following a “change in control.”

   Stock appreciation rights and limited stock appreciation rights may be granted at the time of the granting of the related stock options or any time thereafter during the term of the related stock options. The number of stock appreciation rights and limited stock appreciation rights granted shall not exceed the number of shares which may be purchased upon the exercise of the related options and shall be exercisable only so long as related options are exercisable.

   Although the Committee has authority to issue stock appreciation rights, as it does under the 1999 Plan, the Committee has not granted stock appreciation rights since the Securities and Exchange Commission modified the rules relating to the short swing profit liability provisions of the Securities Exchange Act of 1934 with respect to the exercise and sale of stock options by executive officers in 1991. The Committee has no present intentions of granting stock appreciation rights, although it does grant limited stock appreciation rights exercisable under certain conditions to those employees who are subject to such short swing profit liability provisions.

Performance Share Awards

   The Committee may award performance shares which are contingent upon the attainment of performance objectives. The Plan provides that the performance objectives which may be used are Net Income, Pre-tax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow, Working Capital, Share Appreciation, Total Shareholder Return, Total Business Return (calculated using Earnings Before Interest, Taxes, Depreciation and Amortization and cash flow) and Earnings per Share of Common Stock.

Restricted Share Awards

   The Committee may award restricted shares which are subject to conditions including continued employment with the Company. Restricted share awards that are conditioned upon continued employment are generally conditioned upon continued employment for a minimum period of two years and ten months following the award. The maximum number of restricted shares which may be awarded under the Plan is 500,000 shares.

Other Awards

   The Plan permits the Committee to make other types of awards, including awards which are based in whole or in part on the value of the Company’s common stock, in lieu of making awards in actual shares of stock. The Committee may permit deferral of cash or stock based awards.

Miscellaneous

   No individual may receive awards for more than 500,000 shares in any calendar year.

   The Plan authorizes the delegation of authority with respect to up to 10% of the shares authorized under the Plan to our Chief Executive Officer and other officers, but only with respect to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

   The Committee has discretion to make such provisions as it deems appropriate with respect to the effect, if any, termination of employment will have on any grants or awards under this or any prior stock option plan.

   The Committee may require that any Federal, state or local withholding tax requirements be satisfied by withholding shares of common stock.

   Options and any related appreciation rights and other awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, or as the Committee approves.

   If actual shares are awarded subject to performance objectives, continued service, or other conditions, they may be registered in the participant’s name but held by us or be retained in book-entry form. In such event the participant will be entitled to receive all dividends and other distributions and shall have voting rights. Stock awards with respect to which the restrictions are not removed shall be forfeited to us. Any award of restricted shares which is conditioned upon continued employment shall be conditional upon continued employment for a minimum period of two years and ten months following the award, except in the case of death, disability or retirement.

   If there is a change in corporate capitalization such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the Committee or the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation on the number of awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number. The time within which options and/or stock appreciation rights may be exercised in full shall be accelerated in the event of a “change in control” which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the common stock or combined voting power of the Company’s outstanding securities (subject to certain exceptions), (ii) there generally is a change in the majority of the Directors of the Company, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity.

   The Plan may be amended by the Board, except that no amendment shall be made without the approval of shareholders which has the effect of increasing the number of shares of stock subject to the Plan, but no amendment may adversely affect any rights or obligations with respect to awards previously made unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules.

Federal Income Tax Treatment

   The following is a summary of the current federal income tax consequences upon the granting and exercise of stock options, stock appreciation rights, limited stock appreciation rights and stock awards.

   Incentive Stock Options. An employee who is granted an Incentive Stock Option under the Plan will not be subject to federal income tax upon the grant or exercise of the option. However, the exercise of an Incentive Stock Option is a tax preference item and may be subject to the alternative minimum tax.

   In the event of a sale of the shares received upon exercise of an Incentive Stock Option after two years from the date of grant and after one year after the date of exercise (the “Holding Period”) any appreciation of the shares received above the exercise price should be a capital gain. The current tax rate applicable to long term capital gains is 20 percent. If shares acquired through options issued after December 31, 2000 are held for more than five years, however, the long-term capital gains rate drops to 18%. We would not be entitled to a tax deduction with respect to the grant or exercise of an Incentive Stock Option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an Incentive Stock Option are sold by the employee before the end of the Holding Period, any gain on the sale will be ordinary income for the taxable year in which the sale occurs. Income will be realized only to the extent the amount received upon sale exceeds the employee’s adjusted basis for the stock. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

   Non-incentive Stock Options. An employee who is granted a stock option under the Plan that is not an Incentive Stock Option will not be subject to federal tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Upon exercise of a stock option under the Plan that is not a statutory Incentive Stock Option, the excess of the fair market value of the share on the exercise date over the option price will be considered compensation taxable as ordinary income to the employee. We may claim a tax deduction in the amount of the taxable compensation realized by the employee.

   Stock and Limited Stock Appreciation Rights. Stock appreciation rights will not result in taxable income to the recipient or a tax deduction for us at the time of grant. The exercise of stock appreciation rights will result in compensation taxable as ordinary income to the employee and a tax deduction to us in the amount of any cash paid or the fair market value of any shares issued or transferred.

   Stock Awards. Stock awards made without restrictions are subject to federal tax to the recipient and are deductible to us. Stock awards with restrictions will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant. Upon lapse of restrictions, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the recipient and we may claim a tax deduction at the same time in the same amount. Dividends paid on shares subject to restrictions will be deemed compensation to the recipient and deductible by us.

Estimate of Benefits

   Stock Options. Currently, the Compensation Committee grants stock options on an annual basis, with the number of options determined by dividing an assumed stock price (based on average closing price of our common stock during a 24-month period into a specified percentage of each optionee’s salary midpoint, rounded to the next higher 100 shares. The percentage of salary midpoint increases with the amount of the salary midpoint. For future grants, the Committee could modify its guidelines.

   Option grants are generally made in January of each year. However, because there were not enough shares available under the 1999 Plan for the entire 2001 grant, 20% of the grant was made on a pro rata basis in January 2001 under the 1999 Plan, with the remainder to be made on April 17, 2001 if shareholders approve the Plan. The following table shows the estimated total 2001 stock option grants to be made to the identified individuals and groups if the Plan is approved by shareholders.

New Plan Benefits — Stock Options

Number
Name and Position	of Options

D. L. Burner Chairman and Chief Executive Officer	140,000
M. O. Larsen Executive Vice President and President, BFGoodrich Aerospace	65,000
D. B. Price, Jr. Executive Vice President and President, BFGoodrich Performance Materials	50,000
L. A. Chapman Senior Vice President – Finance	-0 -
T. G. Linnert Senior Vice President, Human Resources and Administration, General Counsel and Secretary	35,000
Executive Group	423,400
Non-Executive Director Group	-0 -
Non-Executive Officer Employee Group	1,907,000

   Long-Term Incentive Plan. The Committee has approved awards of phantom Performance Shares under our Long Term Incentive Plan, which is based on the Plan, to individuals subject to shareholder approval of the Plan.

   Currently, the Committee makes awards every year, based on overlapping three-year performance cycles. At the beginning of each three-year cycle the Committee establishes the performance goals, which for the 2001 – 2003 awards are Total Business Return for the Company and each segment and Relative Total Shareholder Return for the Company. Grants are credited as phantom Performance Shares in a book account for each participant. Each phantom Performance Share is equivalent to one share of BFGoodrich common stock. Participants will be entitled to a payout of shares at the end of each Plan cycle only if the threshold performance standard is met. The number of shares to be received will range from 0% to 200% of the total phantom Performance Share account (including shares credited through dividend equivalents). Awards will be paid in actual shares of common stock.

   Guidelines establish a target award of Performance Shares with the aggregate market value of the shares awarded based upon a percentage of salary midpoint depending upon the individual’s position level with us — the higher the position level the greater the percentage. The determination of whether to make an award is dependent upon the individual’s past performance and expectations of future performance. For future awards the Committee could modify its guidelines.

   The following table sets forth the anticipated dollar value and number of performance shares to be awarded to the identified individuals and groups to be made on April 17, 2001 if the Plan is approved by shareholders. Award values are based on the fair market value of our common stock of $36.375 on December 29, 2000, and assumes that the final payout is at the target rate (100%). The actual number of shares of Common Stock to be received will range from 0% to 200% of the number of units shown in the table, based on the level of performance against the financial objectives during the Plan cycle. The actual value of the award will be dependent upon both the number of shares received as well as the market price of the Common Stock at that time.

New Plan Benefits — Long-Term Incentive Plan

	Dollar	Number of
Name and Position	Value($)	Units

D. L. Burner Chairman and Chief Executive Officer	1,673,250	46,000
M.O. Larsen Executive Vice President and President, BFGoodrich Aerospace	800,250	22,000
D. B. Price, Jr. Executive Vice President and President, BFGoodrich Performance Materials	654,750	18,000
L. A. Chapman Senior Vice President – Finance	-0 -	-0 -
T. G. Linnert Senior Vice President, Human Resources and Administration, General Counsel and Secretary	400,125	11,000
Executive Group	5,187,075	142,600
Non-Executive Director Group	-0 -	-0 -
Non-Executive Officer Employee Group	14,630,025	402,200

Vote Required

   Approval of the 2001 Stock Option Plan will be decided by a majority of the votes cast “for” or “against” the proposal at this meeting.

The Board of Directors recommends that you vote FOR approval of the 2001 Stock Option Plan.

OTHER MATTERS

   The Board knows of no other matters that may properly be presented to the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

   Under our By-Laws, any shareholder entitled to vote at the Annual Meeting may bring business before the meeting if such shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2001 Annual Meeting such notice must have been received between December 17, 2000 and January 16, 2001. Each such notice must include:

•	for each matter, a brief description thereof and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder proposing such business as well as any other shareholders believed to be supporting such proposal;

•	the number of shares of each class of Company stock owned by such shareholders; and

•	any material interest of such shareholders in such proposal.

   See Appendix A for the full text of the relevant section of the By-Laws.

   We have not been notified of any additional business to be presented at the meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders, of course, may and are encouraged to ask appropriate questions at the meeting without having to comply with the notice provisions.

SHAREHOLDER PROPOSALS

   Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement for presentation at the 2002 Annual Meeting, the proposal must be received by us, attention: Office of the Secretary, at our principal executive offices by November 4, 2001. We suggest that such proposals be sent by certified mail, return receipt requested.

Dated March , 2001	By Order of the Board of Directors Kenneth L. Wagner Assistant Secretary

PLEASE DATE, SIGN AND MAIL YOUR PROXY

APPENDIX A

BY-LAWS

ARTICLE I, SECTION 10

   SECTION 10. (A)  Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

   (2)  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A) (1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, a brief description of any arrangement or understanding between such person and any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a nominee, and the written consent of such person(s) to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, of such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder, such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business.

   (3)  Notwithstanding anything in the second sentence of paragraph (A) (2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

   (B)  Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice required by paragraph (A) (2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

   (C)  General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

   (2)  For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

   (3)  Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

APPENDIX B

Audit Review Committee Charter

   1.  Audit Review Committee. There shall be a Committee of the Board of Directors to be known as the Audit Review Committee.

   2.  Purpose, Duties and Responsibilities. The Audit Review Committee shall:

   (a)  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors.

   (b)  Consider the selection and recommend to the Board of Directors not later than at its meeting in February each year a firm of certified public accountants to be appointed as the independent auditors of the Company for its then current fiscal year.

   (c)  Evaluate together with the Board of Directors the performance of the independent auditors and, if so determined by the Audit Review Committee, recommend that the Board replace the independent auditors.

   (d)  Oversee independence of the independent auditors by:

(1)	receiving from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company consistent with generally accepted auditing standards;

(2)	reviewing and actively discussing with the Board of Directors, if necessary, and the independent auditors, on an annual basis, any disclosed relationships or services between the independent auditors and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and

(3)	recommending, if necessary, that the Board of Directors take certain actions to satisfy itself of the auditors’ independence.

   (e)  Review with the independent auditors and the chief audit executive of the Company the scopes of the audits and the results of the audit examinations by the independent auditors and the chief audit executive with respect to the Company’s current fiscal year.

   (f)  Review with management and the independent auditors the annual financial statements of the Company, including a discussion with the independent auditors of the matters required to be discussed by generally accepted auditing standards.

   (g)  Review with management and the independent auditors the quarterly financial statements of the Company prior to the filing of the Company’s Quarterly Report on Form 10-Q, including a discussion with the independent auditors of the matters required to be discussed by generally accepted auditing standards. The Chairman of the Audit Review Committee may represent the entire Audit Review Committee for purposes of this review.

   (h)  Prepare, with the assistance of management and legal counsel, the reports required by the rules of the Securities and Exchange Commission to be included in the Company’s annual meeting proxy statements.

   (i)  Review the system of internal controls with the independent auditors, the chief audit executive and other financial officers and the General Counsel of the Company and maintain open communications with the foregoing.

   (j)  On at least an annual basis, review with the General Counsel of the Company any legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

   While the Audit Review Committee has the powers and responsibilities set forth in this Charter, it is not the responsibility of the Audit Review Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Likewise, it is not the responsibility of the Audit Review Committee to conduct investigations, resolve disputes, if any, between management and the independent auditors or to assure compliance with laws and regulations or the Company’s legal and ethical compliance policies.

   3.  Independent Auditors. The Company’s independent auditors are ultimately accountable to the Board of Directors and the Audit Review Committee. The Board of Directors and the Audit Review Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors and to nominate the independent auditors to be proposed for shareholder approval in any proxy statement.

   4.  Composition. The Audit Review Committee shall consist of not less than three members of the Board of Directors who are not employees of the Company and who shall be appointed by the Board of Directors. Each member of the Audit Review Committee shall meet the independence requirements of the New York Stock Exchange.

   Each member of the Audit Review Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Audit Review Committee. The Board of Directors will determine, in its business judgment, whether a director meets the financial literacy test.

   At least one member of the Audit Review Committee must have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment.

   5.  Meetings. The Audit Review Committee shall meet as often as may be deemed necessary or appropriate and at such times and places as it shall determine, shall record the action taken at such meetings, and shall report to the full Board with respect to its meetings. A majority of the members of the Audit Review Committee shall constitute a quorum. In the absence of the Chairman of the Committee, the Vice Chairman shall preside.

   6.  Consultants. The Audit Review Committee may retain, at such times and on such terms as the Audit Review Committee determines in its sole discretion and at the Company’s expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

APPENDIX C

Articles FIRST, FOURTH and EIGHTH of

the Restated Certificate of Incorporation,
as proposed to be amended and restated

   FIRST — The name of the corporation shall be                , hereinafter referred to as the “Company”.

* * * * *

   FOURTH — The aggregate number of shares which the Company shall have authority to issue is 210,000,000, divided into 10,000,000 shares of Series Preferred Stock of the par value of $1 per share (hereafter called “Series Preferred Stock”), and 200,000,000 shares of Common Stock of the par value of $5 per share (hereafter called ‘Common Stock‘).

   A statement of the designations, preferences, privileges and voting powers of the shares of each class and the restrictions and qualifications thereof shall be as follows:

  (a)  Series Preferred Stock

   1.  Board Authority:  The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may be similar to or may differ from those of any other series. The Board of Directors of the Company is hereby expressly granted authority, subject to the provisions of this Article FOURTH, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Business Corporation Law, the number of shares in each such series of such class and all designations, relative rights, (including the right to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

(i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

(ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

(iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

(iv) The right, if any, of holders of such series to convert the same into, or exchange the same for Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Company;

(vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

(vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Restated Certificate of Incorporation of the Company or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series for which there are shares then outstanding.

All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article FOURTH any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations (including, without limitations, the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to (vii) inclusive above) which may be fixed by the Board of Directors pursuant to this paragraph 1.

   2.  Dividends:  Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of the Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the Company legally available therefor.

   All shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratable in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

   3.  Voting Rights:  Except as otherwise specifically provided herein or in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes; provided, however, that at any time when six (6) quarterly dividends on any one or more series of Series Preferred Stock entitled to receive cumulative dividends shall be in default, the holders of all such cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders for the election of directors, voting as a class, whether or not the holders thereof shall be entitled otherwise to vote by certificate filed pursuant to law, to the exclusion of the holders of Common Stock and the holders of any series of non-cumulative Series Preferred Stock to vote for and elect two members of the Board of Directors of the Company, and provided, further, that at any time when six (6) quarterly dividends on any one or more series of non-cumulative Series Preferred Stock shall be in default, the holders of all such non-cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders for the election of directors, voting as a class, whether or not the holders thereof shall be entitled otherwise to vote by certificate filed pursuant to law, to the exclusion of the holders of Common Stock and the holders of any series of cumulative Series Preferred Stock, to vote for and elect two members of the Board of Directors of the Company. All rights of all series of Series Preferred Stock to participate in the election of directors pursuant to this paragraph 3 shall continue in effect, in the case of all series of Series Preferred Stock entitled to receive cumulative dividends, until cumulative dividends have been paid in full or set apart for payment on each cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders, or in the case of all series of non-cumulative Series Preferred Stock, until non-cumulative dividends have been paid in full or set apart for payment for four consecutive quarterly dividend periods on each non-cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders. Directors elected by the holders of any one or more series of stock voting separately as a class, may be removed only by a majority vote of such series, voting separately as a class, so long as the voting power of such series shall continue. Subject to the voting rights, if any, of any other series of Series Preferred Stock, the holders of the Common Stock, voting as a class, to the exclusion of the holders of such series so entitled to vote for and elect members of the Board pursuant to this paragraph 3, shall be entitled to vote for and elect the balance of the Board of Directors.

   Each Stockholder entitled to vote at any particular time in accordance with the foregoing provisions shall not have more than one vote for each share of stock held of record by him at the time entitled to voting rights.

   4.  Liquidation:  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which such series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full his share of such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the Company, the assets of the Company, or the proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the Company shall be divided and paid to the holders of the Common Stock.

   5.  Redemption:  In the event that the Series Preferred Stock of any one or more series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (a) of Article FOURTH herein, the Company, at the option of the Board of Directors, may redeem, at the time or times specified in the certificate filed pursuant to law with respect to any such series, all or any part of any such series of Series Preferred Stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, provided, however, that a notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be published once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York, and shall be mailed, addressed to the holders of record of the Series Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Company, not less than thirty (30) days nor more than ninety (90) days previous to the date fixed for redemption. If less than the whole amount of any outstanding series of Series Preferred Stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Company in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series Preferred Stock as stockholders in the Company, except the right to receive the redemption price upon surrender of the certificate representing the Series Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of Series Preferred Stock so called for redemption, if, before the redemption date, the Company shall deposit with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $25,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of Series Preferred Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of Series Preferred Stock, so called for redemption, shall cease and determine, except the right to receive, on and after the date of such deposit, the redemption price upon surrender of the certificates representing such shares of Series Preferred Stock, so called for redemption, duly endorsed for transfer, if required, and except as might otherwise be provided in the certificate filed pursuant to law with respect to any such shares of Series Preferred Stock, so called for redemption. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the Company, after which the holders of such shares of Series Preferred Stock so called for redemption shall look only to the Company for payment of the redemption price. Notwithstanding the foregoing, no redemption of any shares of any series of Series Preferred Stock shall be made by the Company (1) which as of the date of mailing of the notice of such redemption would, if such date were the date fixed for redemption, reduce the net assets of the Company remaining after such redemption below the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of shares having rights senior or equal to the Series Preferred Stock in the assets of the Company upon liquidation, dissolution or winding up; or (2) unless all cumulative dividends for the current and all prior dividend periods have been declared and paid or declared and set apart for payment on all shares of the Company having a right to cumulative dividends.

   6.  Junior Participating Preferred Stock, Series F:

   Section 1. Designation and Amount. The shares of such series shall be designated as “Junior Participating Preferred Stock, Series F” (the “Series F Preferred Stock”) and the number of shares constituting the Series F Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series F Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series F Preferred Stock.

   Section 2. Dividends and Distributions.

   (A)  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series F Preferred Stock with respect to dividends, the holders of shares of Series F Preferred Stock, in preference to the holders of Common Stock, par value $5 per share (the “Common Stock”), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series F Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series F Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (B)  The Company shall declare a dividend or distribution on the Series F Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series F Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

   (C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series F Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series F Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series F Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

   Section 3. Voting Rights. The holders of shares of Series F Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series F Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series F Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series F Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

   Section 4. Certain Restrictions.

   (A)  Whenever quarterly dividends or other dividends or distributions payable on the Series F Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series F Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, except dividends paid ratably on the Series F Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series F Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series F Preferred Stock, or any shares of stock ranking on a parity with the Series F Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   (B)  The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

   Section 5. Reacquired Shares. Any shares of Series F Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

   Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock unless, prior thereto, the holders of shares of Series F Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series F Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, except distributions made ratably on the Series F Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassifica-

tion or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event under the provision in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series F Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series F Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   Section 8. No Redemption. The shares of Series F Preferred Stock shall not be redeemable.

   Section 9. Rank. The Series F Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock.

   Section 10. Amendment. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock, voting together as a single class.

  (b)  Common Stock

   1.  Issuance:  From time to time Common Stock may be issued in such amounts and for such purposes as shall be determined by the Board of Directors.

   2.  Dividends:  Subject to all the rights of the Series Preferred Stock, such dividends, as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the surplus of the Company legally available for the payment of dividends. The Board of Directors shall, however, have power from time to time to fix and determine and to vary the amount of the working capital of the Company, and to direct and determine the use and disposition of any surplus of the Company.

   3.  Voting Rights:  Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

   4.  Liquidation:  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having its principal office in the Borough of Manhattan, the City of New York, and having a capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Series Preferred Stock, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.

  (c)  General Provisions

   1.  Shares of Series Preferred Stock of the Company redeemed as hereinabove provided shall be deemed retired and extinguished and may not be reissued.

   2.  A consolidation or merger of the Company with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Company shall not be deemed or construed to be a liquidation, dissolution or winding up of the Company within the meaning of this Article.

   3.  No stockholder of the Company shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into any stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

   4.  The Board of Directors may from time to time issue scrip in lieu of fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Company, but the Company shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

* * * * *

   EIGHTH — The Secretary of State of the State of New York is designated as the agent of the Company upon whom process in any action or proceeding against it may be served within the State of New York. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Company which may be served upon him is c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011. The name and address of the registered agent which is to be the agent of the Company upon whom process against it may be served are, CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

APPENDIX D

THE B.F.GOODRICH COMPANY

2001 STOCK OPTION PLAN

(Effective April 17, 2001)

   1.  Purpose; Effective Date. The purpose of this Plan is to promote the interests of the shareholders by providing stock-based incentives to selected employees to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of The B.F.Goodrich Company (the “Company”). In furtherance of this objective, stock options, stock appreciation rights, performance shares, restricted shares, phantom shares, common stock of the Company (“Common Stock”), and/or other incentive awards may be granted in accordance with the provisions of this Plan.

   This Plan shall be effective as of April 17, 2001 (the “Effective Date”), subject to shareholder approval at the Company’s 2001 annual meeting of its shareholders. Any awards that are granted under this Plan prior to its approval by shareholders shall specifically be contingent on approval of this Plan by the shareholders of the Company at such annual meeting.

   2.  Administration. This Plan is to be administered by the Compensation Committee or any successor committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall consist of at least three members who shall not be eligible to participate in this Plan. The Committee shall have full power and authority to construe, interpret and administer this Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.

   The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make awards under this Plan with respect to not more than ten percent of the shares authorized under this Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

   3.  Shares Available For This Plan. Subject to Section 17 hereof, the maximum number of shares of Common Stock that shall be available for delivery pursuant to the provisions of this Plan shall be equal to the sum of: (i)                shares of Common Stock; (ii) any shares of Common Stock available as of the Effective Date for future awards under the Company’s Stock Option Plan that became effective on April 19, 1999 (the “Prior Plan”); and (iii) any shares of Common Stock represented by any outstanding Prior Plan awards as of the Effective Date that are not issued or otherwise are returned to the Company, whether because awards have been forfeited, lapsed, expired, been canceled, withheld to satisfy withholding tax obligations or otherwise, on or after the Effective Date. Such shares may be either authorized but unissued shares or treasury shares.

   For purposes of calculating the number of shares of Common Stock available for delivery under this Plan, (i) the grant of a Performance Share Award (as defined in Section 9) or other unit or phantom share award shall be deemed to be equal to the maximum number of shares of Common Stock that may be issued under the award and (ii) where the value of an award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for awards granted under this Plan.

   If the exercise price of any stock option granted under this Plan or any Prior Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan.

   Any shares awarded under this Plan which are not issued or otherwise are returned to the Company, whether because awards have been forfeited, lapsed, expired, been canceled, withheld to satisfy withholding tax obligations or otherwise, shall again be available for other awards under this Plan.

   4.  Limitation On Awards. Subject to Section 17 hereof, (a) no individual employee may receive awards under this Plan with respect to more than 500,000 shares in any calendar year, (b) the maximum number of shares of Common Stock that may be issued pursuant to options designated as Incentive Stock Options (as defined in Section 7) shall be                shares and (c) the maximum number of shares of Common Stock that may be issued pursuant to Restricted Share Awards (as defined in Section 11) shall be 500,000 shares.

   5.  Term. No awards may be granted under this Plan after April 16, 2011.

   6.  Eligibility. Awards under this Plan may be made to any salaried, full-time employee of the Company or any subsidiary corporation of which more than 50% of the voting stock is owned by the Company. Directors who are not full-time employees are not eligible to participate.

   7.  Stock Options. The Committee may, in its discretion, from time to time grant to eligible employees options to purchase Common Stock, at a price not less than 100% of the fair market value of the Common Stock on the date of grant (the “option price”), subject to the conditions set forth in this Plan. The Committee may not reduce the option price of any stock option grant after it is made, except in connection with a Corporate Reorganization (as defined in Section 17), nor may the Committee agree to exchange a new lower priced option for an outstanding higher priced option.

   The Committee, at the time of granting to any employee an option to purchase shares or any related stock appreciation right or limited stock appreciation right under this Plan, shall fix the terms and conditions upon which such option or appreciation right may be exercised, and may designate options as incentive stock options (“Incentive Stock Options”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or any other statutory stock option that may be permitted under the Internal Revenue Code from time to time, provided, however that (i) the date on which such options and related appreciation rights shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) the terms and conditions of Incentive Stock Options must be in accordance with the qualification requirements of the Internal Revenue Code and (iii) the provisions of any other statutory stock option permitted under the Internal Revenue Code must be consistent with applicable Internal Revenue Code requirements.

   Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options, including but not limited to provisions for the exercise of options in installments, the time limits during which options may be exercised, and in lieu of payment in cash, the exercise in whole or in part of options by tendering Common Stock owned by the employee, valued at the fair market value on the date of exercise or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of Common Stock for all or part of the option price, including limitations on the pyramiding of shares.

   8.  Stock Appreciation Rights. The Committee may, in its discretion, grant stock appreciation rights and limited stock appreciation rights (as hereinafter described) in connection with any stock option, either at the time of grant of such stock option or any time thereafter during the term of such stock option. Except for the terms of this Plan with respect to limited stock appreciation rights, each stock appreciation right shall be subject to the same terms and conditions as the related stock option and shall be exercisable at such times and to such extent as the Committee shall determine, but only so long as the related option is exercisable. The number of stock appreciation rights or limited stock appreciation rights shall be reduced not only by the number of appreciation rights exercised but also by the number of shares purchased upon the exercise of a related option. A related stock option shall cease to be exercisable to the extent the stock appreciation rights or limited stock appreciation rights are exercised.

   Upon surrender to the Company of the unexercised related stock option, or any portion thereof, a stock appreciation right shall entitle the optionee to receive from the Company in exchange therefor (a) a payment in stock as determined below, or (b) to the extent determined by the Committee, the cash equivalent of the fair market value of such payment in stock on the exercise date had the employee been awarded a payment in stock instead of cash, or any combination of stock and cash. The number of shares which shall be issued pursuant to the exercise of stock appreciation rights shall be determined by dividing (1) the product of (A) the total number of stock appreciation rights being exercised times (B) the amount by which the fair market value of a share of Common Stock on the exercise date exceeds the option price of the related option, by (2) the fair market value of a share of Common Stock on the exercise date. No fractional shares shall be issued.

   The grant of limited stock appreciation rights will permit a grantee to exercise such limited stock appreciation rights for cash during a sixty-day period commencing on the date on which any of the events described in the definition of Change in Control (as defined in Section 25) occurs. Upon surrender to the Company of the unexercised related stock option, a limited stock appreciation right shall entitle the optionee to receive cash with a fair market value equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise of the limited stock appreciation right, over the option price of the stock option to which the limited stock appreciation right relates. Notwithstanding the foregoing, if settlement of a limited stock appreciation right in cash would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the settlement of limited stock appreciation rights in cash would otherwise be eligible for such accounting treatment, the Committee shall be required to substitute for the cash payable pursuant to such right Common Stock with a fair market value (as of the date of delivery of such stock) equal to the cash that would otherwise be payable hereunder or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such limited stock appreciation right.

   9.  Performance Share Awards. The Committee may make awards (“Performance Share Awards”) in Common Stock or phantom shares subject to conditions established by the Committee which may include attainment of specific Performance Objectives (as defined below). Performance Share Awards may include the awarding of additional shares upon attainment of the specified Performance Objectives.

   10.  Performance Objectives. Performance objectives that may be used under this Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity,

Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow, Working Capital, Share Appreciation, Total Shareholder Return, Total Business Return (calculated utilizing Earnings Before Interest, Taxes, Depreciation and Amortization and cash flow) and Earnings Per Share of Common Stock of the Company (the “Performance Objectives”).

   11.  Restricted Shares. The Committee may make awards in Common Stock subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries (“Restricted Share Awards”). Any Restricted Share Award which is conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of two years and ten months following the award, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 26.

   12.  Other Awards. The Committee may make awards authorized under this Plan in units or phantom shares, the value of which is based, in whole or in part, on the value of Common Stock, in lieu of making such awards in Common Stock. The Committee may provide for the awards to be paid in cash, in Common Stock, or in a combination of both cash and Common Stock, under such terms and conditions as in its discretion it deems appropriate.

   13.  Deferred Awards. The Committee may permit recipients of awards to elect to defer receipt of such awards, either in cash or in Common Stock, under such terms and conditions that the Committee may prescribe. The Committee may authorize the Company to establish various trusts or make other arrangements with respect to any deferred awards.

   14.  Fair Market Value. For all purposes of this Plan the fair market value of a share of Common Stock shall be the mean of the high and low prices of Common Stock on the relevant date (as of 4:00 P.M. Eastern Standard Time) as reported on the New York Stock Exchange — Composite Transactions listing (or similar report), or, if no sale was made on such date, then on the next preceding day on which such a sale was made.

   15.  Termination Of Employment. The Committee may make such provisions as it, in its sole discretion, may deem appropriate with respect to the effect, if any, the termination of employment will have on any grants or awards under this Plan.

   16.  Assignability. Options and any related appreciation rights and other awards granted under this Plan shall not be transferable by the grantee other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time.

   17.  Corporate Reorganization. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, the Committee or the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under this Plan, and the maximum limitation on the number of awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under this Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number.

   18.  Committee’s Determination. The Committee’s determinations under this Plan including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by the Committee selectively among employees who receive, or are eligible to receive awards or grants under this Plan whether or not such employees are similarly situated. The Committee may, with the consent of the participant, modify any determination it previously made.

   19.  Leave Of Absence Or Other Change In Employment Status. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any leave of absence taken by an employee or any other change in employment status, such as a change from full time employment to a consulting relationship, of an employee relative to any grant or award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence or other change in employment status shall constitute a termination of employment within the meaning of this Plan and (ii) the impact, if any, of any such leave of absence or other change in employment status on awards under this Plan theretofore made to any employee who takes such leave of absence or otherwise changes his or her employment status.

   20.  Withholding Taxes. The Committee or its designee shall have the right to determine the amount of any Federal, state or local required withholding tax, and may require that any such required withholding tax be satisfied by withholding shares of Common Stock or other amounts which would otherwise be payable under this Plan.

   21.  Retention Of Shares. If shares of Common Stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees’ names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards.

   22.  Dividends And Voting. The Committee may permit each participant to receive or accrue dividends and other distributions made with respect to such awards under such terms and conditions as in its discretion it deems appropriate. With respect to shares actually issued, the Committee under such terms and conditions as in its discretion it deems appropriate, may permit the participant to vote or execute proxies with respect to such registered shares.

   23.  Forfeiture Of Awards. Any awards or parts thereof made under this Plan which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited, and any shares of Common Stock issued shall revert to the Treasury of the Company.

   24.  Continued Employment. Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such employee.

   25.  Change In Control. For purposes of this Plan, a “Change in Control” shall mean:

   (i)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

   (ii)  individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

   (iii)  consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

   (iv)  consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

   26.  Effect Of Change In Control. In the event of a Change in Control, options and any related appreciation rights that are not then exercisable shall become immediately exercisable, and, notwithstanding any other provisions of this Plan or of any award agreement, shall remain exercisable for no less than the shorter of (i) two years or (ii) the remainder of the full term of the option or appreciation right. The Committee may make such provision with respect to other awards under this Plan as it deems appropriate in its discretion.

   27.  Compliance With Laws And Regulations. Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

   28.  Amendment. The Board of Directors of the Company may alter or amend this Plan, in whole or in part, from time to time, or terminate this Plan at any time; provided, however, that no such action shall adversely affect any rights or obligations with respect to awards previously made under this Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules; and, provided, further, that no amendment which has the effect of increasing the number of shares subject to this Plan (other than in connection with a Corporate Reorganization) shall be made without the approval of the Company’s shareholders.

                                                                          [LOGO]

March 5, 2001

To our Shareholders:

The Annual Meeting of Shareholders will be held at the Renaissance Charlotte
Suites Hotel, 2800 Coliseum Centre Drive, Charlotte, North Carolina on Tuesday,
April 17, 2001, at 10:00 A.M.

The proxy statement contains information regarding the meeting, the nominees for election to the Board of Directors, the proposal to ratify the appointment of
Ernst & Young LLP as independent auditors the proposal to approve the amendment and restatement of the Restated Certificate of Incorporation and the proposal to approve the 2001 Stock Option Plan. The voting results from the Annual Meeting of Shareholders will be posted on our web site, www.bfgoodrich.com on April 18.

It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.

Sincerely,

/s/ David L. Burner
David L. Burner
Chairman and
Chief Executive Officer

                            THE B.F.GOODRICH COMPANY
                                    P R O X Y
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby authorizes David L. Burner and Kenneth L.
     Wagner, either of them, with full power of substitution, to represent the undersigned and to vote all Common Stock of THE B.F.GOODRICH COMPANY which the undersigned would be entitled to vote at the Annual Meeting of
     Shareholders of the Company to be held on April 17, 2001, and at any adjournment thereof, as indicated and in their discretion upon other matters as may properly come before the meeting.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE
     BOXES. SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO
     VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE
     PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THE
     BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

         This card also constitutes your voting instructions for any and all shares held of record by The Bank of New York for your account in the
     Company's Dividend Reinvestment Plan and will be considered to be voting instructions to the Plan Trustee with respect to shares held in accounts under The B.F.Goodrich Retirement Plus Savings Plan and similar plans of subsidiaries.

         Please sign on the reverse side of this card and return it promptly in the enclosed return envelope to The Bank of New York, Proxy Department, New
     York, NY 10203-0029.

                                           THE B.F.GOODRICH COMPANY
                                           P.O. BOX 11054
                                           NEW YORK, NY  10203-0054

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                                           above.

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  located in the box below.                located in the box below.

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      - Return the card in the postage-
        paid envelope provided.

             Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked,
             signed and returned the proxy card. If you have submitted
             your proxy by telephone or the internet there is no need for you to mail back your proxy.

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    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

1.  ELECTION OF DIRECTORS   FOR all nominees [ ]    WITHHOLD AUTHORITY to vote
                            listed below            for all nominees listed
                                                    below

    [ ]   EXCEPTIONS*(as marked [ ]     To include any
          to the contrary below)        comments or
                                        changes of
                                        address, mark
                                        this box and use
                                        the reverse side.
                                                  [ ]

                                        If you agree to
                                        access our
                                        Annual Report
                                        and Proxy
                                        Statement
                                        electronically
                                        in the future,
                                        please mark
                                        this box. [ ]

    David L. Burner, Diane C. Creel, George A. Davidson, Jr., James J. Glasser,
    William R. Holland, Douglas E. Olesen, Richard de J. Osborne, Alfred M.
    Rankin, Jr. and James R. Wilson.
    INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK
    THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME ON
    THE SPACE PROVIDED BELOW.

*EXCEPTIONS
             ------------------------------------------------------------------

2.  Approval of Ernst & Young LLP
    as auditors.                  FOR   [ ]     AGAINST   [ ]    ABSTAIN [ ]

3.  Approval of the amendment     FOR   [ ]     AGAINST   [ ]    ABSTAIN [ ]
    and restatement of the
    Restated Certificate
    of Incorporation

4.  Approval of the 2001          FOR   [ ]     AGAINST   [ ]    ABSTAIN [ ]
    Stock Option Plan

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS
AND FOR PROPOSALS 2, 3 AND 4.

                               Please sign exactly as name appears
                               hereon.  Joint owners should
                               each sign.  When signing as an
                               attorney, executor, administrator,
                               trustee or guardian, please give full
                               title as such.

                               Dated:___________________________________, 2001
                               _______________________________________________
                                                  Signature
                               _______________________________________________
                                                  Signature

Sign, Date and Return this Voting Instruction Card Promptly Using the
Enclosed Envelope.
                                                      VOTES MUST BE INDICATED
                                                     (X) IN BLACK OR BLUE INK.